WORLD FINANCIAL PROPERTIES, L.P.


                                       and


                        THE BANK OF NEW YORK, as Trustee


                          -----------------------------


                                    INDENTURE


                          Dated as of November 20, 1996


                          -----------------------------



                                        $


                   Increasing Rate Convertible Notes due 2004

                             CROSS REFERENCE TABLE1

  TIA                                                        Indenture
Section                                                       Section

310    (a) (1)...............................................    7.10
       (a) (2)...............................................    7.10
       (a) (3)...............................................    N.A.2
       (a) (4)...............................................    N.A.
       (a) (5)...............................................    N.A.
       (b)...................................................    7.8; 7.10
       (c)...................................................    N.A
311    (a)...................................................    7.11
       (b)...................................................    7.11
       (c)...................................................    N.A
312    (a)...................................................    2.5
       (b)...................................................    10.3
       (c)...................................................    10.3
313    (a)...................................................    6.6
       (b) (1)...............................................    N.A.
       (b) (2)...............................................    6.6
       (c)...................................................    6.6
       (d)...................................................    6.6
314    (a)...................................................    4.2; 4.3; 10.2
       (b)...................................................    N.A.
       (c) (1)...............................................    10.4
       (c) (2)...............................................    10.4
       (c) (3)...............................................    N.A.
       (d)...................................................    N.A
       (e)...................................................    10.5
       (f)...................................................    N.A.
315    (a)...................................................    7.1
       (b)...................................................    7.5
       (c)...................................................    7.1
       (d)...................................................    7.1
       (e)...................................................    6.11
316    (a) (last sentence)...................................    2.9
       (a) (1) (A)...........................................    6.5
       (a) (1) (B)...........................................    6.4
       (a) (2)...............................................    N.A.
       (b)...................................................    6.7
       (c)...................................................    2.13
317    (a) (1)...............................................    6.8
       (a) (2)...............................................    6.9
       (b)...................................................    2.4
318    (c)...................................................    10.1

1. Notes: This Cross Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

2.   N.A. means Not Applicable.

                               TABLE OF CONTENTS1


                                                                          Page

ARTICLE 1     DEFINITIONS AND INCORPORATION BY REFERENCE..............    1
SECTION 1.1.  Definitions.............................................    1
SECTION 1.2.  Other Definitions.......................................   15
SECTION 1.3.  Incorporation by Reference of Trust Indenture
                 Act..................................................   17
SECTION 1.4.  Rules of Construction...................................   17
SECTION 1.5.  Acts of Holders.........................................   17

ARTICLE 2     THE NOTES...............................................   18
SECTION 2.1.  Form and Dating.........................................   18
SECTION 2.2.  Execution and Authentication; Aggregate Principal
                 Amount...............................................   19
SECTION 2.3.  Registrar and Paying Agent..............................   19
SECTION 2.4.  Paying Agent To Hold Money in Trust. ...................   20
SECTION 2.5.  Noteholder Lists........................................   20
SECTION 2.6.  Transfer and Exchange...................................   21
SECTION 2.7.  Replacement Notes.......................................   21
SECTION 2.8.  Outstanding Notes.......................................   22
SECTION 2.9.  Treasury Notes..........................................   22
SECTION 2.10. Temporary Notes.........................................   23
SECTION 2.11. Cancellation............................................   23
SECTION 2.12. Defaulted Interest......................................   23

ARTICLE 3     REDEMPTION..............................................   23
SECTION 3.1.  Optional Right to Redeem; Notices to Trustee............   23
SECTION 3.2.  Selection of the Notes or Portions Thereof to be Redeemed. 24
SECTION 3.3.  Notice of Redemption....................................   24
SECTION 3.4.  Effect of Notice of Redemption..........................   25
SECTION 3.5.  Deposit of Redemption Price.............................   25
SECTION 3.6.  Notes Redeemed in Part..................................   26
SECTION 3.7.  Special Procedures for Change in Control Offer,
                 Excess Proceeds Offer and Capital Infusion Offer.....   26

ARTICLE 4     COVENANTS...............................................    29
SECTION 4.1.  Payment of Principal, Premium and Interest..............    29
SECTION 4.2.  Provision of Reports and Other Information..............    29
SECTION 4.3.  Compliance Certificates.................................    31
SECTION 4.4.  Further Instruments and Acts............................    32
SECTION 4.5.  Maintenance of Office or Agency.........................    32

--------

1 This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

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                                                                       Page

SECTION 4.6.   Limitation on Restricted Payments......................   32
SECTION 4.7.   Limitation on Additional Indebtedness..................   33
SECTION 4.8.   Limitation on Transactions with Affiliates.............   34
SECTION 4.9.   Repurchase Upon Change in Control......................   34
SECTION 4.10.  Limitation on Use of Proceeds from Asset Sales.........   34
SECTION 4.11.  Payment of Taxes and Other Claims......................   35
SECTION 4.12.  Corporate or Partnership or Other Existence............   36
SECTION 4.13.  Maintenance of Properties and Insurance................   36
SECTION 4.14.  Stay, Extension and Usury Laws.........................   36
SECTION 4.15.  Payment for Consent....................................   37
SECTION 4.16.  Covenant to Comply with Securities Laws upon
                 Purchase of the Notes................................   37
SECTION 4.17.  Capital Infusion Offer.................................    37
SECTION 4.18.  Officers' Certificates.................................    37
SECTION 4.19.  Tag Along Rights.......................................    37
SECTION 4.20.  Certain Amendments to Partnership Agreement............    40
SECTION 4.21.  Limitations on Subsidiary Owners.......................    40

ARTICLE 5      SUCCESSOR ENTITY.......................................    41
SECTION 5.1.   When the Company May Merge or Transfer Assets..........    41
SECTION 5.2.   Surviving Entity Substituted...........................    42

ARTICLE 6      DEFAULTS AND REMEDIES..................................    43
SECTION 6.1.   Events of Default......................................    43
SECTION 6.2.   Acceleration...........................................    45
SECTION 6.3.   Other Remedies.........................................    45
SECTION 6.4.   Waiver of Past Defaults................................    46
SECTION 6.5.   Control by Holders.....................................    46
SECTION 6.6.   Limitation on Suits....................................    46
SECTION 6.7.   Rights of Holders to Receive Payment...................    47
SECTION 6.8.   Collection Suit by Trustee.............................    47
SECTION 6.9.   Trustee May File Proofs of Claim.......................    48
SECTION 6.10.  Priorities.............................................    48

ARTICLE 7      TRUSTEE................................................    49
SECTION 7.1.   Duties of Trustee......................................    49
SECTION 7.2.   Rights of Trustee......................................    50
SECTION 7.3.   Individual Rights of Trustee...........................    50
SECTION 7.4.   Trustee's Disclaimer...................................    51
SECTION 7.5.   Notice of Defaults.....................................    51
SECTION 7.6.   Reports by Trustee to Holders..........................    51
SECTION 7.7.   Compensation and Indemnity.............................    51
SECTION 7.8.   Replacement of Trustee.................................    52
SECTION 7.9.   Successor Trustee by Merger............................    53
SECTION 7.10.  Eligibility; Disqualification..........................    53
SECTION 7.11.  Preferential Collection of Claims Against the Company..    53

                                                                          Page

ARTICLE 8      DISCHARGE OF INDENTURE; LEGAL DEFEASANCE AND COVENANT
               DEFEASANCE.............................................    54
SECTION 8.1.   Legal Termination......................................    54
SECTION 8.2.   Company's Option to Effect Legal Defeasance or
                  Covenant Defeasance.................................    54
SECTION 8.3.   Legal Defeasance and Discharge.........................    54
SECTION 8.4.   Covenant Defeasance....................................    54
SECTION 8.5.   Conditions to Legal Defeasance and Covenant Defeasance.    55
SECTION 8.6.   Reinstatement..........................................    56
SECTION 8.7.   Repayment to the Company...............................    56
SECTION 8.8.   Survival of Holders' Conversion Rights and Company's
                  Obligation to Provide Reports.......................    56

ARTICLE 9      AMENDMENTS.............................................    57
SECTION 9.1.   Without Consent of Holders.............................    57
SECTION 9.2.   With Consent of Holders................................    57
SECTION 9.3.   Supplemental Indentures. ..............................    58
SECTION 9.4.   Revocation and Effect of Consents, Waivers and Actions.    58
SECTION 9.5.   Notation on or Exchange of the Notes. .................    58
SECTION 9.6.   Trustee to Sign Supplemental Indentures................    59
SECTION 9.7.   Effect of Amendments and Supplemental Indentures.......    59

ARTICLE 10     MISCELLANEOUS..........................................    59
SECTION 10.1.  Trust Indenture Act Controls...........................    59
SECTION 10.2.  Notices................................................    59
SECTION 10.3.  Communication by Noteholder with Other Noteholders.....    60
SECTION 10.4.  Certificate and Opinion as to Conditions Precedent.....    60
SECTION 10.5.  Statements Required in Certificate or Opinion..........    61
SECTION 10.6.  Severability Clause....................................    61
SECTION 10.7.  Rules by Trustee, Paying Agent and Registrar...........    61
SECTION 10.8.  Legal Holidays.........................................    61
SECTION 10.9.  Governing Law; Submission to Jurisdiction..............    61
SECTION 10.10. Indenture Controls.....................................    62
SECTION 10.11. Successors.............................................    62
SECTION 10.12. Multiple Originals; Counterparts.......................    62

ARTICLE 11     CONVERSION OF NOTES....................................    62
SECTION 11.1.  Conversion Privilege and Conversion Price..............    62
SECTION 11.2.  Exercise of Conversion Privilege.......................    63
SECTION 11.3.     ....................................................    64
SECTION 11.4.  Adjustment of Conversion Price.........................    64
SECTION 11.5.  Notice of Adjustments of Conversion Price..............    70
SECTION 11.6.  Notice of Certain Partnership Action...................    70
SECTION 11.7.  Issuance of Class A Interests..........................    71
SECTION 11.8.  Taxes on Conversions...................................    71
SECTION 11.9.  Responsibility of Trustee..............................    71

                                                                         Page

ARTICLE 12     REPRESENTATIONS AND WARRANTIES.........................    72
SECTION 12.1.  Corporate/Partnership Status...........................    72
SECTION 12.2.  Corporate/Partnership Power and Authority..............    72
SECTION 12.3.  No Violation...........................................    72
SECTION 12.4.  Class A Interests Issuable upon Conversion of Notes....    73
SECTION 12.5.  Governmental Approvals.................................    73
SECTION 12.6.  Investment Company Act; Public Utility Holding
                  Company Act.........................................    73
SECTION 12.7.  Corporate/Partnership Structure; Capitalization........    73
SECTION 12.8.  No Default.............................................    74
SECTION 12.9.  Licenses, etc..........................................    74
SECTION 12.10. Compliance with Law....................................    74

SIGNATURES        ....................................................    75

SCHEDULE I     OUTSTANDING INDEBTEDNESS...............................    I-1
SCHEDULE II    CONSENTS...............................................   II-1
SCHEDULE III   CORPORATE/PARTNERSHIP STRUCTURE; CAPITALIZATION. . ....  III-1

EXHIBIT A      FORM OF NOTES..........................................   A-1
EXHIBIT B      CLOSING OPINION REQUIREMENTS...........................   B-1

          Indenture, dated as of November 20, 1996, between WORLD FINANCIAL PROPERTIES, L.P., a Delaware limited partnership (the "Company") and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

          In furtherance of the consummation and implementation of the transactions contemplated in the Plan, the parties agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Company's Increasing Rate Convertible Notes due 2004 (the "Notes") issued under this Indenture from time to time:


                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.1. Definitions.

          "Acquisition" means the acquisition by any Acquisition Subsidiary of a New Property or any New Property Equity Interest.

          "Acquisition Subsidiary" means any Subsidiary of the Company that is created after the date hereof specifically for the purpose of acquiring a New Property or any New Property Equity Interest or that owns, at the time in question, any direct or indirect interest in any such New Property or New Property Equity Interest.

          "Additional Partnership Interests" means any Partnership Interests issued by the Company after the Effective Date, other than Class A Interests issued upon conversion of any of the Notes or the Class B Interests outstanding on the date hereof.

          "Adjusted Tag-Along Amount" means, in respect of the Notes of any Holder that has delivered a Tag-Along Notice relating to a particular Tag-Along Sale, the product of (i) the maximum principal amount of Notes specified in such Holder's Tag- Along Notice and (ii) a fraction, the numerator of which is the actual percentage (which shall not be less than the Original Sale Percentage in respect of such Tag-Along Sale) of all then outstanding Class A Interests (computed on a basis that assumes all Notes (exclusive of accrued interest thereon) have been converted to Class A Interests) that the applicable Tag-Along Purchaser has agreed to purchase in such Tag-Along Sale and the denominator of which is the Original Sale Percentage in respect of such Tag-Along Sale plus the aggregate of (A) the Tag-Along Sale Percentages of each Holder that has delivered a Tag-Along Notice in respect of such Tag-Along Sale and (B) the Tag-Along Sale Percentages (as defined in the Partnership Agreement as in effect on the date hereof) of each Tag-Along Partner (as defined in the Partnership Agreement as in effect on the date hereof) in respect of such Tag-Along Sale.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. A Person shall be deemed to "control" (including the correlative meanings, the terms "controlling," "controlled by" and "under common control with") a specified Person if the controlling Person possesses (or is a member of a group (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act as in effect on the Effective Date) that possesses), directly or indirectly, the power to direct or cause the direction of the management or policies of the specified Person, whether through ownership of Equity Interests, by agreement or otherwise.

          "Agent" means the Registrar or any Paying Agent or Conversion Agent of the Company.

          "Asset Sale" means, with respect to any Person, the sale, lease, conveyance, disposition or other transfer by such Person of any of its assets (including, without limitation, (a) by way of a sale-and-leaseback, merger, consolidation or otherwise, (b) the sale, assignment or other transfer (by merger, consolidation or otherwise) of any Equity Interests of any Subsidiary of that Person and (c) any amendment, waiver, modification, transfer, sale or assignment of any Management Agreement) other than (i) the issuance by the Company or any of its Subsidiaries of its Equity Interests in a transaction that constitutes a Capital Infusion, (ii) the lease or sublease of any real or personal property in the ordinary course of business to existing tenants or new tenants in respect of space to be occupied or used by such tenant, its Affiliates or its subtenants in any building owned by the Company or any Subsidiary of the Company, (iii) conversion of Cash Equivalents to cash in the ordinary course of business, (iv) the consolidation or merger of the Company or the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company, in each case in accordance with the provisions of
Section 5.1 hereof, (v) if such Person is the Company or any Subsidiary of the Company, the sale, lease, conveyance or other disposition of any assets to the Company or to any Subsidiary of the Company that is not an Acquisition Subsidiary and that does not have outstanding any Nonrecourse Debt or (vi) the sale, lease, conveyance or other disposition, or any other transaction or any series of related transactions, of the character described in clauses (a), (b) or (c) above, the gross proceeds of which do not exceed $500,000.

          "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment (assuming the exercise by the obligor of such debt security of all unconditional (other than as to the giving of notice) extension options of each such scheduled payment date) of such Indebtedness multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

          "Bankruptcy Court" means the United States District Court for the Southern District of New York having jurisdiction over the Reorganization Cases (as defined in the Plan) and, to the extent of any reference under Section 157, Title 28, United States Code, the unit of such District Court constituted under
Section 151, Title 28, United States Code.

          "Bankruptcy Law" means Title 11 of the United States Code, or any similar Federal or state law for the relief of debtors.

          "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification.

          "Business Day" means any day that is not a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized by law or required by executive order to close.

          "Capital Infusion" means (i) the receipt by the Company or any Subsidiary of the Company of Cash or other consideration for any issuance or sale by the Company or any Subsidiary of the Company of any Equity Interest of the Company or any Subsidiary of the Company (other than (w) the sale by the Company or any Subsidiary of the Company of previously issued and then outstanding Equity Interests of a Person in which the Company or the selling Subsidiary, as the case may be, has a direct or indirect interest; (x) the capital infusion of $75 million in Cash provided to the Company by the Co-Proponents on the Effective Date pursuant to Section 18.12 of the Plan, (y) the conversion of Class B Interests outstanding on the date hereof into Class A Interests as required pursuant to the Partnership Agreement (as it exists on the date hereof) and (z) capital contributions made by the Company or any Subsidiary of the Company to the Company or another Subsidiary of the Company), (ii) the receipt by the Company or any Subsidiary of the Company of Cash or other consideration for any Indebtedness Incurred by the Company or any Subsidiary of the Company, and (iii) any capital contribution to the Company or any Subsidiary thereof (other than capital contributions made by the Company or any Subsidiary of the Company to the Company or another Subsidiary of the Company); provided, however, that none of the following shall constitute a Capital Infusion:

               (a) any Emergency Capital Infusion made in the form of a contribution to the capital of the Company, a purchase from the Company of Equity Interests of the Company or a purchase of Subordinated Debt from the Company;

               (b) any Refinancing Transaction;

               (c) any transfer of assets (other than Cash) to the Company as a capital contribution to the Company, or in exchange for Equity Interests of the Company or Subordinated Debt, in connection with an Acquisition;

               (d) the Incurrence of any Nonrecourse Debt issued in payment of, or to finance, the purchase price of, and all reasonable and customary out-of-pocket acquisition expenses actually incurred by the relevant Acquisition Subsidiary in connection with, an Acquisition, provided that the amount of the Nonrecourse Debt issued in connection with such Acquisition does not exceed 80% of the purchase price of the New Property or the New Property Equity Interest acquired in such Acquisition;

               (e) any Cash capital contribution to the Company, or any amount of Cash paid to the Company in exchange for Equity Interests of the Company or Subordinated Debt, to the extent that such Cash is used to pay a portion of the purchase price of, and all reasonable and customary out-of-pocket acquisition expenses actually incurred by the relevant Acquisition Subsidiary in connection with, an Acquisition that is not paid or financed by the issuance of Nonrecourse Debt referred to in clause (iv) above;

               (f) the Incurrence by the Company of Permitted Indebtedness;

               (g) the Incurrence of Indebtedness for borrowed money by the Company or any Subsidiary of the Company so long as such Indebtedness is, at all times, owed solely to the Company and Subsidiaries of the Company that are not Acquisition Subsidiaries;

               (h) any Nonrecourse Debt Refinancing Transaction or

               (i) any Subordinated Debt Refinancing Transaction.

The amount of any Capital Infusion shall be deemed to be equal to the amount of cash or other consideration (valued at the fair market value thereof) received by the Company or any Subsidiary of the Company in such Capital Infusion (after deducting therefrom all reasonable and customary out-of-pocket expenses actually incurred by the Company or the relevant Subsidiary of the Company in connection with such Capital Infusion); provided, however, that (A) if the Company or any Subsidiary of the Company shall guarantee, or otherwise become contingently liable with respect to or grant a lien on any of its assets as security for, Indebtedness of another Person (other than a nonrecourse pledge of shares of a class of Capital Stock (which class of Capital Stock is entitled to elect one director) of a GP Subsidiary Owner with respect to any Office Building Property as security for Indebtedness secured by such Office Building Property), there shall be deemed to be a Capital Infusion in an amount equal to the principal amount of such Indebtedness of such other Person and (B) in the case of a transaction of the character described in clause (i), (ii) or (iii) of this definition in which any Subsidiary of the Company that is not a Wholly-Owned Subsidiary is the recipient of a Capital Infusion, the amount of such Capital Infusion shall be deemed to be the excess of (1) the amount of such Capital Infusion in the absence of this clause (B) over (2) the amount of such Capital Infusion attributable, directly or indirectly, to Persons (other than the Company and its Subsidiaries) that hold, directly or indirectly, Equity Interests of such Subsidiary.

          "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease which would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

          "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock (including, without limitation, common and preferred stock), excluding warrants, options or other rights to acquire Capital Stock.

          "Cash" means money or currency or a credit balance each in U.S. dollars in a demand, savings, passbook, money market or like account with a commercial bank, savings and loan association or like organization or a government securities dealer, other than an account evidenced by a negotiable certificate of deposit.

          "Cash Equivalents" means (i) direct obligations of the United States of America or any agency thereof having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any domestic commercial bank of recognized standing, having capital and surplus in excess of $500 million, with maturities of not more than one year from the date of acquisition, (iii) commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investor Services, Inc., in each case maturing within one year after the date of acquisition and (iv) shares of any money market mutual fund, or similar fund, which invests exclusively in investments of the types described in clauses (i) through (iii) above.

          "Change in Control" means the occurrence of any of the following: (a) any sale, lease, transfer, exchange or other disposition in one or more related transactions of all or substantially all of (i) the assets or Equity Interests of the Company, a Controlling Partner or the Company and its Subsidiaries (taken as a whole) to any Person or group (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act as in effect on the Effective Date; for purposes of this definition the Company and the Controlling Partners shall be deemed to be registrants within the meaning of the Exchange Act) other than to a Person that is a Subsidiary of the Company both immediately before and immediately after giving effect to such transactions; (b) the merger or consolidation of the Company or a Controlling Partner with or into another Person, or the merger of another Person into the Company or a Controlling Partner or any other transaction, with the effect, in any such case, that (1) the holders of Equity Interests of the Company or a Controlling Partner, as the case may be, immediately prior to such transaction hold directly or indirectly after such transaction 50% or less in value of the outstanding Equity Interests of the Company, such Controlling Partner or the surviving entity, as relevant, or (2) the Co-Proponents in the aggregate do not have the right to control directly or indirectly (whether through ownership of Equity Interests, by agreement or otherwise) the management and affairs of the Company, such Controlling Partner or the surviving entity, as relevant; (c) the first date on which the Co-Proponents in the aggregate own beneficially or of record 50% or less in value of the outstanding Equity Interests of the Company or a Controlling Partner; (d) the first date on or after the Effective Date on which the Co-Proponents in the aggregate do not have the right to control directly or indirectly (whether through ownership of Equity Interests, by agreement or otherwise) the management and affairs of the Company and of each Controlling Partner; or (e) the approval by a Controlling Partner or the required holders of Equity Interests of the Company of any plan for the liquidation or dissolution of the Company.

          "Class A Interests" means Class A Units (as defined in the Partnership Agreement (as in effect on the date hereof)) and any Equity Interests into which such Class A Units may be changed after the Effective Date and shall also include Equity Interests of any successor or acquiring person referred to in
Section 11.4(c) received by or distributed to the holders of such Equity Interests in the circumstances contemplated by Section 11.4(c).

          "Class B Interests" means the Class B Units (as defined in the Partnership Agreement (as in effect on the date hereof)) issued on the Effective Date pursuant to Section 18.1.1 of the Plan.

          "Commission" means the Securities and Exchange Commission and any successor thereto.

          "Consolidated Net Worth" of the Company means consolidated interest holders' equity as determined in accordance with GAAP.

          "Controlling Partner" means any general partner of the Company (other than a general partner of the Company that has no authority to act on behalf of, or to bind, the Company) or any Person exercising similar functions if the Company is not a partnership.

          "Conversion Agent" means the Trustee and any other person appointed by the Company authorized by the Company to perform the duties of a Conversion Agent specified in this Indenture.

          "Conversion Notice" means a notice substantially in the form annexed to the Notes.

          "Convertible Securities" means evidences of indebtedness or other securities or Equity Interests which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Additional Partnership Interests, either immediately or upon the occurrence of a specified date or a specified event.

          "Co-Proponents" means, collectively, Canadian Imperial Bank of Commerce, Dragon Holdings Limited, Citibank, N.A. and Brookfield Properties Corporation.

          "Core Properties" means, collectively, (i) that certain parcel of real property located at 53 State Street, Boston, Massachusetts, together with the office building and other improvements existing thereon, (ii) that certain parcel of real property located at One Liberty Plaza, New York, New York, together with the office building and other improvements existing thereon, (iii) that certain parcel of real property located at 245 Park Avenue, New York, New York, together with the office building and other improvements existing thereon,
(iv) the leasehold interest in that certain parcel of real property located at One World Financial Center, New York, New York, together with the office building and other improvements existing thereon, (v) the leasehold interest in that certain parcel of real property located at Two World Financial Center, New York, New York, together with the office building and other improvements existing thereon, and (vi) the leasehold interest in that certain parcel of real property located at Four World Financial Center, New York, New York, together with the office building and other improvements existing thereon; and "Core Property" means any of the foregoing.

          "CP Certificate" means a written certificate signed in the name of the Company by two officers of a Controlling Partner and delivered to the Trustee.

          "Current Market Price" as of any date with respect to any security means the average of the Quoted Prices of such security for the twenty-five (25) consecutive trading days (or, if such security is publicly traded but has been so traded for less than twenty-five (25) consecutive trading days, such shorter period in which such security has been publicly traded) immediately preceding such date; provided, however, that, if an event described in Section 11.4(a)(i) through 11.4(a)(iii) occurs with respect to such security during the period from the first of such consecutive trading days through the last of such consecutive trading days, the computation of Current Market Price shall be appropriately adjusted to take account of such event. "Quoted Price" of any security for any date shall be the last reported sales price (or, in case no such sale takes place on such date, the average of the reported closing bid and ask of prices) of such security as reported by the principal national securities exchange on which such security is listed or traded, or as reported by the NASDAQ National Market System, or if such security is neither so reported nor listed or traded, the average of the last reported bid and ask prices of such security in the over-the-counter market on such date. If such security is not listed or traded on any national securities exchange or quoted in the over-the-counter market, the Current Market Price of such security shall be deemed to be the fair market value of such security as determined in good faith by the Board of Directors of a Controlling Partner and as evidenced by a Board Resolution, which resolution shall be delivered as soon as practicable thereafter to the Trustee; provided, however, that if the Current Market Price of such security is being valued in connection with any Equity Interests owned or purchased by or issued, delivered or otherwise distributed to any of the Company's Affiliates or its Related Persons, then, unless such Equity Interests are being valued in connection with a transaction in which a greater number of New Equity Securities are being issued, delivered or otherwise distributed on the same terms and for the same consideration to Persons that are not Affiliates or Related Persons of the Company, the Current Market Price of such security shall be determined by the opinion of a nationally recognized investment banking firm retained by the Company, which opinion shall be delivered by the Company as soon as practicable after its issuance or delivery to the Trustee.

          "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator, custodian or similar official under any Bankruptcy Law.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Effective Date" means the date of this Indenture.

          "Emergency Capital Infusion" means any Incurrence by the Company of Subordinated Debt or any capital contribution to the Company, (i) the proceeds of which are utilized by the Company or any Subsidiary of the Company solely to cure an existing default or prevent an imminent default on any Indebtedness secured (directly or indirectly) by any interest in a Core Property or any other Material Asset of the Company or such Subsidiary and (ii) as to which transaction the Company shall have certified to the Trustee that, (a) in the absence of such transaction the cash on hand then available to the Company and its Subsidiaries (including any credit which may then be available under any line of credit constituting Permitted Indebtedness) is insufficient to effect such cure or prevent such imminent default and (b) the proceeds of such transaction do not exceed by more than 10% the amount reasonably estimated by the Company to be necessary to effect such cure or prevent such imminent default.

          "Equity Interests" means (a) Capital Stock, limited or general partnership interests or units, interests in limited liability companies, joint venture interests and other ownership interests in any Person, and (b) warrants, options or other rights to acquire any of the above (including debt exchangeable or convertible into any of the above).


          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

          "Excess Proceeds" means the Net Cash Proceeds of any Asset Sale that are not used (or deemed to have been used) by the Company or the relevant Subsidiary of the Company as provided in subsections (a), (b) or (c) of Section
4.10 of this Indenture within 180 days after receipt of same by the Company or any Subsidiary of the Company.

          "Exempt Subsidiary" means (a) any Significant Subsidiary that would not be a Subsidiary if (i) it were not the record or beneficial owner, or the operator or manager, of a Core Property referred to in clause (i) or (iv) of the definition of Core Property, and (ii) it did not have any direct or indirect interest in a Person that is the record or beneficial owner, or the operator or manager, of a Core Property referred to in clause (i) or (iv) of the definition of Core Property and (b) any Person referred to in subclause (ii)(x) or (ii)(y) of this clause (b) if (i) by reason of a sale of an interest therein by the Company or any of its Subsidiaries, the Company's direct and indirect Equity Interest in any Core Property referred to in clause (ii), (iii), (v) or (vi) of the definition of Core Property is less than 50% of the Company's direct or indirect interest in such Core Property as of the date hereof and (ii) all Persons (on a combined basis assuming that all of such Persons were required to be included in the consolidated financial statements of the Company) in which the Company has any direct or indirect interest which (x) are the record or beneficial owner, or the operator or manager, of such Core Property, or (y) have any direct or indirect interest in any Person that is the record or beneficial owner, or the operator or manager, of such Core Property, would not (if considered to be a single Subsidiary) be a Significant Subsidiary, as that term is defined in Regulation S-X of the Securities Act of 1933, as in effect on the date hereof.

          "4% Holder" means any Holder which, if all Notes held by such Holder were converted into Class A Interests immediately prior to the close of business on the day immediately prior to the Tag-Along Notice Date, would, including any Unrestricted

Units (as such term is defined in the Partnership Agreement as in effect on the date hereof) as to which such Holder is a Record Holder (as such term is defined in the Partnership Agreement as in effect on the date hereof), hold a number of Class A Interests representing at least 4% of the Class A Interests then outstanding.

          "Full Payment Triggering Date" means the date upon which the Company shall irrevocably deposit with the Paying Agent the purchase price for 100% of the Notes in a Full Payment Triggering Offer.

          "Full Payment Triggering Offer" means an offer by the Company to purchase 100% of the then outstanding Notes pursuant to the terms and provisions of Section 3.7 of this Indenture.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

          "GP Subsidiary Owner" means, with respect to any Office Building Property, any Subsidiary of the Company that (i) is a corporation, (ii) acts as the general partner of the record or beneficial owner of such Office Building Property and (iii) does not have any direct or indirect Equity Interest exceeding 1.5% in the record or beneficial owner of such Office Building Property.

          "Holder" or "Noteholder" means a Person in whose name the Notes are registered on the Register.

          "Indebtedness" of any Person means, without duplication, (i) all obligations of such Person for borrowed money or for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business that are current liabilities in accordance with GAAP), (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all reimbursement obligations of such Person in respect of letters of credit (whether or not such letters of credit have been drawn upon) or bankers' acceptances, (iv) all Capital Lease Obligations of such Person, (v) all Indebtedness of others guaranteed by such Person or for which such Person is otherwise contingently liable, and (vi) all Indebtedness of others secured by a Lien on any property of such Person, whether or not such Indebtedness is assumed by such Person.

          "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that, to the extent provided herein or required by the TIA, are deemed to be a part hereof.

          "Investment" means, when used with respect to any Person, any direct or indirect advance, loan or other extension of credit (other than the creation of receivables in the ordinary course of business) or capital contribution by such Person (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) to any other Person, or any direct or indirect purchase or other acquisition by such Person of a beneficial interest in Capital Stock, bonds, notes, debentures, Equity Interests or other securities issued by any other Person.

          "Lien" means, with respect to any property, any mortgage, pledge, security interest, charge, hypothecation, collateral assignment, deposit agreement, encumbrance, lien (statutory or otherwise), or security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement, other than notice filings not perfecting a security interest, under the Uniform Commercial Code or comparable law of any jurisdiction, domestic or foreign, in respect of any of the foregoing).

          "Management Agreement" means any agreement that provides for or otherwise permits the Company, any Subsidiary of the Company or any other Affiliate of the Company that is controlled, directly or indirectly, by the Company to receive any management or operating fee or leasing commission in respect of services provided to or in respect of a Core Property or in respect of any other real property having a value in excess of $20 million.

          "Material Adverse Effect" means any material adverse effect on (a) the business, condition (financial or otherwise), operations, properties or results of operation of the Company or any Significant Subsidiary, either individually or in the aggregate, (b) the rights and remedies of the Noteholders or the Trustee hereunder or (c) the ability of the Company to perform its obligations hereunder.

          "Material Asset" means any asset of the Company or its Subsidiaries having a fair market value (as determined in good faith by a Controlling Partner of the Company) of at least $20,000,000.

          "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of Cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of Cash or Cash Equivalents, casualty loss insurance proceeds (to the extent not applied to restore the affected property), condemnation awards (to the extent not applied to restore the affected property), and proceeds from the conversion of other property received in connection with any Asset Sale when converted to Cash or Cash Equivalents, net of (i) brokerage commissions and all other customary and reasonable fees and expenses directly related to such Asset Sale actually paid by the seller of such asset(s), (ii) provision for all taxes paid or payable directly as a result of such Asset Sale and, (iii) amounts to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that are the subject of such Asset Sale.

          "New Property" means a Class A office building containing at least 400,000 square feet of gross floor area located in the United States or Canada.

          "New Property Equity Interest" means Capital Stock, limited or general partnership interests or units, interests in limited liability companies, joint venture interests and other ownership interests in any Person the principal assets of which consist of one or more New Properties.

          "Nonrecourse Debt" means Indebtedness of an Acquisition Subsidiary that owns a New Property or New Property Equity Interests acquired in connection with an Acquisition, provided that (i) such Acquisition Subsidiary shall at no time have any assets which in the aggregate are material in respect of such Acquisition Subsidiary other than the New Property or New Property Equity Interests acquired in such Acquisition and assets used in connection with the operation of such New Property, and (ii) neither the Company nor any Subsidiary of the Company shall at any time as to such Indebtedness (a) provide credit support of any kind (whether by undertaking, agreement or instrument constituting Indebtedness or otherwise) or (b) be directly or indirectly liable (as a guarantor, partner or otherwise); provided, however, that the foregoing provisions of this definition shall not be construed to prohibit the Company or any of its Subsidiaries from providing to any lender an environmental or similar indemnity in customary form or from pledging, on a nonrecourse basis, shares of a class of Capital Stock (which class of Capital Stock is entitled to elect one director ) of the GP Subsidiary Owner with respect to such New Property.

          "Nonrecourse Debt Refinancing Transaction" means any Incurrence of Nonrecourse Debt by any Acquisition Subsidiary, the net proceeds of which are used solely to Refinance Nonrecourse Debt of such Acquisition Subsidiary; provided, however, that the principal amount of Nonrecourse Debt so Incurred shall not exceed the sum of (i) the then outstanding principal amount, and any prepayment premiums owing in respect, of the Nonrecourse Debt so Refinanced,
(ii) interest and accrued expenses owing in respect of the Nonrecourse Debt so Refinanced, in each case accrued from the first day of the month in which such refinancing occurs, and (iii) the amount of all reasonable and customary transaction expenses actually incurred by the relevant Acquisition Subsidiary in connection with such Nonrecourse Debt Refinancing Transaction.

          "Notes" means the Increasing Rate Convertible Notes due 2004 of the Company in the form of Exhibit A hereto issued under this Indenture in accordance with Section 2.1.

          "Noteholder" or "Holder" means a Person in whose name Notes are registered on the Register.

          "Office Building Property" means any Core Property or any New
Property.

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be reasonably acceptable to the Trustee and which opinion shall be reasonably satisfactory to the Trustee.

          "Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership dated as of even date herewith by and among World Financial Properties, Inc., JMB 245 Park Avenue Holding Company, LLC, Battery Park Holdings Inc., Olympia & York Tower B Company, The Canadian Imperial Bank of

Commerce, WFP Holdings Limited Partnership, Emerald LP Holdings, Inc. and the other persons and entities identified on Schedule I thereto.

          "Partnership Interests" means the Class A Interests and any Equity Interest into which such Class A Interests may be changed after the Effective Date and any other Equity Interest of the Company (regardless of how denominated) that has the right (subject to any prior rights of any other class, type or form of Equity Interest) to participate in any distribution of the assets or earnings of the Company without limit as to per unit of Equity Interest amount, and shall also include Equity Interests of any successor or acquiring Person referred to in Section 11.4(c) received by or distributed to the holders of Equity Interests of the Company in the circumstances contemplated by Section 11.4(c).

          "Permitted Indebtedness" means Indebtedness of the Company that is outstanding to provide working capital or other funds reasonably determined to be necessary for the day to day operations of the Company and its Subsidiaries; provided, however, that (i) such Indebtedness is not secured by any Lien, (ii) the total principal amount of such Indebtedness outstanding at any time shall not exceed $15 million, and (iii) for a period of at least 30 consecutive days at any time during the immediately preceding 12 months, the aggregate outstanding principal amount of Permitted Indebtedness shall be zero; and provided further, that Permitted Indebtedness does not include any Indebtedness, the proceeds of which are used (in whole or in part) to Refinance Nonrecourse Debt or Subordinated Debt or for any purpose other than to provide working capital or other funds necessary for the day to day operations of the Company and its Subsidiaries.

          "Person" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock company, limited liability company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

          "Plan" means the Third Amended Joint Plan of Reorganization, dated September 12, 1996.

          "Record Date," when used with respect to any Interest Payment Date, shall mean the fifteenth day of the month immediately preceding such Interest Payment Date, whether or not such day is a Business Day.

          "Redeemable Interests" means any partnership interests of the Company that, by their terms (or by the terms of any security into which they are convertible or for which they are exchangeable at the option of the holder thereof), or upon the happening of any event, mature or are mandatorily redeemable, in whole or in part, pursuant to a sinking fund obligation or otherwise, or, at the option of the holder thereof, are redeemable in whole or in part, or are exchangeable into a security that is owned by the Company or any of its Subsidiaries or into Indebtedness of, or that is owned by, the Company or any of its Subsidiaries, in each case on or prior to the scheduled maturity date of the Notes.

          "Redemption Date" or "redemption date" means the date specified for redemption of a Note in accordance with the terms of the Notes and this Indenture.

          "Redemption Price" or "redemption price" shall have the meaning set forth in Section 3.1.

          "Refinancing Transaction" means any Incurrence of Indebtedness by the Company or any Subsidiary of the Company, the net proceeds of which are used solely to Refinance Indebtedness (other than Nonrecourse Debt or Subordinated
Debt) of the Company or any Subsidiary of the Company that is not an Acquisition Subsidiary; provided, however, that (i) the principal amount of Indebtedness so Incurred by the Company shall not exceed the sum of (a) the then outstanding principal amount, and any prepayment premiums owing in respect, of the Indebtedness of the Company that is Refinanced by the Indebtedness so Incurred by the Company, (b) interest and accrued expenses owing in respect of the Indebtedness of the Company that is so Refinanced, in each case accrued from the first day of the month in which such refinancing occurs, and (c) the amount of all reasonable and customary transaction expenses actually incurred by the Company in connection with such Refinancing Transaction; and (ii) the principal amount of Indebtedness so Incurred by the Company and its Subsidiaries shall not exceed the sum of (a) the then outstanding principal amount, and any prepayment premiums owing in respect, of the Indebtedness of the Company and its Subsidiaries that is Refinanced by the Indebtedness so Incurred by the Company and its Subsidiaries, (b) interest and accrued expenses owing in respect of the Indebtedness of the Company and its Subsidiaries that is so Refinanced, in each case accrued from the first day of the month in which such refinancing occurs, and (c) the amount of all reasonable and customary transaction expenses actually incurred by the Company and its Subsidiaries (other than any Acquisition Subsidiary) in connection with such Refinancing Transaction; and, provided further, that (x) all Indebtedness so Incurred ranks, relative to the Notes, no more senior than the Indebtedness being Refinanced thereby and bears interest at or below a market rate; (y) no Indebtedness so Incurred shall be secured by any Lien on any property of the Company except (1) to the extent that there is a Lien on such property as security for the Indebtedness being Refinanced and (2) that Indebtedness secured by an Office Building Property may also be secured by a nonrecourse pledge of shares of a class of Capital Stock (which class of Capital Stock is entitled to elect one director) of the GP Subsidiary Owner with respect to such Office Building Property, and (z) all Indebtedness so Incurred shall have an Average Life not less than, and a stated maturity (including any extensions available at the option of the Company) no earlier than, the Average Life and stated maturity (including any extensions available at the option of the Company), respectively, of the Indebtedness being Refinanced.

          "Related Person" of any specified Person means (i) any Affiliate of such Person (other than a Subsidiary of the Company), (ii) any Person that owns, directly or indirectly, 20% or more of any then outstanding class, series or type of Equity Interests (other than the Notes) of such Person, (iii) any Person that owns, directly or indirectly, 10% of more of any then outstanding class, series or type of Equity Interests of any Controlling Partner or of any other Person that is a general partner of the Company, or (iv) any Affiliate of a Person described in clause (i), (ii) or (iii) of this definition (other than a Subsidiary of the Company).

          "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission thereunder.

          "Significant Subsidiary" means any Subsidiary of the Company that (i) is the record or beneficial owner, or the operator or manager, of any of the Core Properties, (ii) owns, directly or indirectly, any Equity Interest in any Person that is the record or beneficial owner, or the operator or manager, of any of the Core Properties, or (iii) is a Significant Subsidiary, as that term is defined under Regulation S-X of the Securities Act of 1933, as in effect on the date hereof.

          "Special Offer Purchase Price" for any Notes means a price equal to 100% of the principal amount of such Notes, plus accrued and unpaid interest to the Special Offer Purchase Date.

          "Stated Maturity Date," when used with respect to the Notes, means the date specified in the Notes as the fixed date on which the principal amount of the Notes is due and payable.

          "Subordinated Debt" means Indebtedness of the Company that is not secured by any Lien, is not guaranteed, directly or indirectly, by any Subsidiary of the Company and is fully subordinated in right of payment (including to post-petition interest, whether or not allowed in any bankruptcy or similar proceeding) to all obligations of the Company under the Notes and this Indenture, and, so long as any Notes are outstanding, as to which no payment shall be required to be made or shall be made (including in respect of principal, interest or any other amounts), and no rights or remedies may be exercised by any holder of such Subordinated Debt until 91 days after the earlier of (i) payment in full of the Notes or (ii) the Full Payment Triggering Date; provided, that in either case no bankruptcy or similar proceeding shall have been commenced by or against the Company during such 91 day period.

          "Subordinated Debt Refinancing Transaction" means any Incurrence of Subordinated Debt by the Company, the net proceeds of which are used solely to Refinance Subordinated Debt; provided, however, that the principal amount of Subordinated Debt so Incurred shall not exceed the sum of (i) the then outstanding principal amount, and prepayment premiums owing in respect, of the Subordinated Debt so Refinanced, (ii) interest and accrued expenses owing in respect of such Subordinated Debt, in each case accrued from the first day of the month in which such refinancing occurs, and (iii) the amount of all reasonable and customary transaction expenses actually incurred by the Company in connection with such Subordinated Debt Refinancing Transaction.

          "Subsidiary" of any Person means any Person of which more than 50% of the total voting power of shares of Capital Stock or other Equity Interests then entitled (without regard to the occurrence of any contingency) to vote generally in the election of directors, managers, trustees or general or managing partner thereof or the right or power to direct the management or policies thereof (through control of the relevant general partner, by contract or otherwise) is at the time owned, controlled or otherwise possessed, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or any combination thereof. Notwithstanding the foregoing, the Subsidiaries of the Company shall include each Person in which the Company owns directly or indirectly any Equity Interest, but only if such Person (i) is the record or beneficial owner, or the operator or manager, of any of the Core Properties, or (ii) owns directly or indirectly any Equity Interest in any Person that is the record or beneficial owner, or the operator or manager, of any of the Core Properties; provided, however, that, for purposes of the provisions of Article 4 hereof, no Person that is not then an Affiliate that is directly or indirectly controlled by the Company shall be deemed to be a Subsidiary of the Company by reason of the provisions of this sentence.

          "Subsidiary Owner" means, with respect to any Office Building Property, a Subsidiary of the Company that is the record or beneficial owner of, or that owns, directly or indirectly, any Equity Interest in the record or beneficial owner of, such Office Building Property.

          "Tax Advance" means an advance to be made by the Company to a claims reserve established in accordance with Section 20 of the Plan in the event that such reserve does not have sufficient Cash to pay required taxes.

          "TIA" means the Trust Indenture Act of 1939, as amended and as in effect on the date of this Indenture; provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

          "TIAA" means Teachers Insurance and Annuity Association of America.

          "TIAA Note" means the Promissory Note due _____, 1999 of [New Tower A LP] issued to TIAA, in the original principal amount of $3 million.

          "Trust Officer," when used with respect to the Trustee, means any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

          "Wholly Owned Subsidiary" means any Subsidiary of the Company, all of the outstanding Capital Stock and other Equity Interests of which is owned by the Company (either directly or indirectly through Wholly Owned Subsidiaries).

          "Withholding Advances" means amounts paid by the Company, on behalf of a partner in the Company or an assignee of an Equity Interest in the Company, in respect of any amount that the Company determines in its reasonable judgment is required to be withheld under applicable law in connection with the interest of such partner in the Company or its assignee, which amounts have not been paid or otherwise satisfied (including by way of withholding, offset or deduction against the interest of such partner or assignee) by such partner or assignee.

          SECTION 1.2. Other Definitions.


                                                            Defined
Term                                                      in Section

"Acceleration Notice"...................................     6.2
"Act"...................................................     1.5
"Capital Infusion Offer"................................    4.17
"Change in Control Offer"...............................     4.9
"Commission Reports"....................................     4.2
"Conversion Date".......................................    11.2
"Conversion Price"......................................    11.1
"Covenant Defeasance"...................................     8.4
"Defaulted Interest"....................................    2.12
"Event of Default"......................................     6.1
"Excess Proceeds Offer".................................    4.10
"Group".................................................    4.19
"Incur" ................................................     4.7
"Interest Payment Date".................................     2.1
"Legal Defeasance"......................................     8.3
"Legal Holiday".........................................    10.8
"Majority Interest".....................................    4.19
"Majority Tag-Along Sale"...............................    4.19
"Original Sale Percentage"..............................    4.19
"Paying Agent"..........................................     2.3
"Qualifying Interest"...................................    4.19
"Qualifying Tag-Along Sale".............................    4.19
"Redemption Price"......................................     3.1
"Refinance".............................................     4.7
"Refinancing Indebtedness"..............................     4.7
"Register"..............................................     2.3
"Registrar".............................................     2.3
"Special Offer".........................................     3.7
"Special Offer Amount"..................................     3.7
"Special Offer Payment Date"............................     3.7
"Special Offer Triggering Event"........................     3.7
"Subordinated Debt Refinancing Indebtedness"............     4.7
"Surviving Entity"......................................     5.1
"Tag-Along Notice"......................................    4.19
"Tag-Along Notice Date".................................    4.19

"Tag-Along Purchaser"...................................    4.19
"Tag-Along Sale"........................................    4.19
"Tag-Along Sale Date"...................................    4.19
"Tag-Along Sale Notice".................................    4.19
"Tag-Along Sale Percentage".............................    4.19
"Tag-Along Sellers".....................................    4.19
"Wholly Owned Affiliate"................................    4.19

          SECTION 1.3. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, such provision is, to the extent required by the TIA, incorporated by reference in and made a part of this Indenture. To the extent required by the TIA, all TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

          SECTION 1.4. Rules of Construction. Unless the context otherwise requires:

          (1) A term has the meaning assigned to it herein, whether defined expressly or by reference;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) "including" means including, without limitation;

          (5) words in the singular include the plural, and words in the plural include the singular; and

          (6) "herein," "hereof" and other words of similar nature refer to this Indenture as a whole and not to any particular or individual article, section or part of an article or section (unless the context clearly otherwise requires).

          SECTION 1.5. Acts of Holders.

          (1) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing, in which instruments such Holders shall certify as to whether they are Affiliates of the Company; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company if made in the manner provided in this Section.

          (2) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee reasonably deems sufficient.

          (3) The ownership of the Notes shall be proved by the Register as of the record date for such action.

          (4) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other act, the Company may, at its option, by or pursuant to resolutions of its Controlling Partners, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture or such authorization, agreement or consent not later than six months after the record date.

          (5) In connection with every Act of Holders and otherwise as reasonably requested by the Trustee (but in any case no less frequently than semi-annually), the Company shall be required to deliver a CP Certificate which identifies each Note (or portion thereof) held of record or beneficially by or for each Affiliate of the Company or any Subsidiary of the Company (as of the relevant record date, if any). For all purposes hereunder, Notes held in the Subclass 7.11.1 Disputed Claims Debt/Equity Escrow (as defined in the Plan) and all other Notes held by the Disbursing Agent (as defined in the Plan), including in its capacity as escrow agent, shall be deemed to be held by an Affiliate of the Company.


                                   ARTICLE 2.
                                    THE NOTES

          SECTION 2.1. Form and Dating. The Notes and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or agreements to which the Company is subject, if any. The Company shall approve the form of the Notes and any notation, legend or endorsement thereon, and such approval shall be evidenced by the execution of such Notes by a Controlling Partner. The Notes shall be dated the date of their authentication. The Notes shall bear interest from the earlier of the Effective Date and December 1, 1996 at the rate per annum provided therein, payable quarterly on February 1,

May 1, August 1 and November 1 of each year, commencing with the first such date after the Effective Date (each such date, an "Interest Payment Date"), shall mature on May 1, 2004, and shall be issuable as registered Notes without coupons in denominations of $1,000 and any integral multiple thereof.

          The terms and provisions contained in the form of the Notes, annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          SECTION 2.2. Execution and Authentication; Aggregate Principal Amount. Two officers of a Controlling Partner shall sign the Notes for the Company by facsimile or manual signature. The Controlling Partner's corporate seal, if any, may be reproduced or imprinted on the Notes.

          If a Person whose signature is on the Notes no longer holds that office or position at the relevant Controlling Partner at the time the Trustee authenticates the Notes, the Notes shall nevertheless be valid. In addition, if a Person does not hold an office or position at the time the Notes are authenticated, but holds such office or position on or prior to the delivery of the Notes, the Notes shall nevertheless be valid. If the Controlling Partner whose officers signed the Notes for the Company is no longer a Controlling Partner at the time the Trustee authenticates the Notes, the Notes shall nevertheless be valid.

          The Notes shall not be valid until the Trustee manually signs the certificate of authentication on the Notes. The Trustee's signature shall be conclusive evidence that the Notes have been authenticated under this Indenture.

          The Trustee shall authenticate for original issuance up to $__________ in aggregate principal amount of Notes upon receipt of (i) a written order of the Company signed by two officers of a Controlling Partner and (ii) an Opinion of Counsel addressed to the Trustee and the Noteholders in substantially the form attached hereto as Exhibit B. The written order shall specify the amount of the Notes to be authenticated, the date on which the Notes are to be authenticated, the names, addresses and denominations in which the Notes shall be registered and to whom the Notes shall be delivered. The aggregate principal amount of the Notes outstanding at any time under this Indenture may not exceed $__________ , except as provided in Section 2.7 of this Indenture.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Notes, which authenticating agent shall be compensated by the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Except as provided in the preceding sentence, each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Agent to deal with the Company or any Affiliate of the Company.

          SECTION 2.3. Registrar and Paying Agent. The Company shall maintain an office or agency within the City of New York, Borough of Manhattan, where the

Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where the Notes may be presented for payment ("Paying Agent"). Unless otherwise designated by the Company, the Company's office or agency maintained for such purposes in the City of New York, Borough of Manhattan, will be the office of the Trustee. The Notes will be payable both as to principal and interest at the office of the Paying Agent, or, at the option of the Company, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the Register; provided, however, that upon the written request of any Holder that holds at least $250,000 in aggregate outstanding principal amount of Notes, and notwithstanding anything contained in this Indenture or in the Notes to the contrary, the Company shall pay all amounts from time to time becoming due on or in respect of such Notes by wire transfer or other commercially reasonable method specified in such written request and at the address specified for such purpose in such written request, or by wire transfer or other commercially reasonable method and at such other address as such Holder may from time to time specify to the Company in writing for such purpose; provided, further that, in the case of all payments other than interest, such Notes must first be surrendered as a condition to the right to receive payment. The Registrar shall keep a register of the Notes, the names and addresses of the Noteholders and of the transfer and exchange of the Notes (the "Register"). The Company may have one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. Notwithstanding anything to the contrary contained herein, neither the Company nor any Subsidiary or Affiliate of the Company may serve as the Paying Agent.

          The Company shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture. Each such agreement shall implement the provisions of this Indenture that relate to such Agent and shall incorporate the provisions of the TIA. The Company shall give prompt written notice to the Trustee and the Holders of the name and address of any such Agent and any change in the address of such Agent. The Company may change an Agent without prior notice to the Holders. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to receive appropriate compensation therefor in accordance with Section 7.7 of this Indenture.

          The Company initially appoints the Trustee to act as Conversion Agent, Registrar and Paying Agent.

          SECTION 2.4. Paying Agent To Hold Money in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust in immediately available funds for the benefit of Noteholders all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and such Paying Agent shall notify the Trustee in writing of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it as Paying Agent to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it as Paying Agent to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee.

          SECTION 2.5. Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders and shall otherwise comply with the provisions of TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders, and the Company shall otherwise comply with the provisions of TIA ss. 312(a).

          The Trustee shall be entitled to rely upon a certificate of the Registrar, the Company or another Paying Agent, as the case may be, as to the names and addresses of the Noteholders and the principal amount of the Notes.

          SECTION 2.6. Transfer and Exchange.

          (a) Transfer and Exchange of the Notes. The transfer and exchange of the Notes shall be in accordance with this Indenture.

          (b) General Provisions Relating to Transfers and Exchanges of the
Notes.

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Company's request in accordance with the provisions of Section
               2.2 hereof.

          (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require from the Holder payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges, which shall be paid by the Company).

          (iii) All Notes issued upon any registration of transfer or exchange of the Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

          (iv) Prior to due presentment for the registration of a transfer of the Notes, the Trustee, any Agent and the Company may deem and treat the Person in whose name the Notes are registered as the absolute owner of the Notes for the purpose of receiving payment of principal of, interest on, and premium, if any, on the Notes and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

          SECTION 2.7. Replacement Notes. If a mutilated Note is surrendered to the Trustee or if the Company and the Trustee receive evidence to their satisfaction that a Note has been lost, destroyed or wrongfully taken, the Company shall issue a replacement Note, and the Trustee shall authenticate such replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond shall be provided by the Noteholder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss which any of them may suffer if the Note is replaced. The Company and the Trustee may charge such Holder for their expenses in replacing the Note.

          Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

          SECTION 2.8. Outstanding Notes. Notes outstanding at any time are all Notes that have been authenticated by the Trustee, except for those cancelled by it, those delivered to it for cancellation and those described in this Section
2.8 as not outstanding. Notwithstanding anything to the contrary contained in this Indenture (except as set forth in Section 2.9 hereof), neither the Company nor any Affiliate of the Company shall be counted in respect of any Acts of Holders or for purposes of determining whether Holders of the requisite portion of Notes have authorized or agreed or consented to a request, direction, notice, consent or waiver, or denied authorization with respect to any matter requiring the agreement, consent, authorization or waiver of the Holders and all Notes held by the Company or any Affiliate of the Company shall be deemed not to be issued and not to be outstanding for purposes thereof. Except as specifically provided herein, such Notes do not cease to be outstanding for other purposes under this Indenture solely because an Affiliate of the Company owns the Notes of record or beneficially.

          If any Note is replaced pursuant to Section 2.7, such Note shall cease to be outstanding as of the date it is replaced, unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

          If the principal of, interest on, or Defaulted Interest, if any, or premium, if any, on any Notes is considered paid under Section 4.1 hereof, such amount shall cease to be outstanding, and any interest on such amount ceases to accrue as of the date of such payment.

          If any Note is redeemed, repurchased or converted, the principal amount of such Note so redeemed, repurchased or converted shall cease to be outstanding and interest thereon shall cease to accrue as of the date of such payment.

          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or Stated Maturity Date, money sufficient, in immediately available funds, to pay all principal of, interest on and premium, if any, payable on that date with respect to the Notes (or the portion thereof to be redeemed or maturing, as the case may be), then on and after that date such Notes (or portions thereof) shall no longer be deemed to be outstanding and shall cease to accrue interest.

          Upon a "Legal Defeasance" pursuant to Article 8, the Notes shall be deemed to be outstanding to the extent provided in the applicable Section of
Article 8 hereof.

          SECTION 2.9. Treasury Notes. In determining whether the Holders of the required principal amount of the Notes have concurred in any Act of Holders, request, demand, authorization, direction, notice, waiver, consent or other action, record and beneficial interests in the Notes owned by the Company or any Affiliate of the Company and the voting rights related to such beneficial interests in the Notes shall be disregarded, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only interests in the Notes that are listed as so owned in the CP Certificate required to be delivered pursuant hereto shall be so disregarded.

          SECTION 2.10. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare, and the Trustee shall authenticate, upon written order of the Company signed by two officers of a Controlling Partner, temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company reasonably considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare, and the Trustee shall authenticate, definitive Notes in exchange for temporary Notes.

          Until such exchange, such temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

          SECTION 2.11. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Conversion Agent, Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for conversion, registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, conversion or cancellation and the Trustee shall dispose of such Notes as directed in writing by the Company. The Company may not issue new Notes to replace Notes it has paid for or delivered to the Trustee for cancellation.

          SECTION 2.12. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in U.S. dollars in immediately available funds, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the Persons who are Noteholders on a subsequent special record date, in each case at the rate provided in the Notes ("Defaulted Interest"). Such special record date shall be the tenth day next preceding the date fixed by the Company for the payment of Defaulted Interest, whether or not such special record date is a Business Day. At least 15 days before the special record date, the Company shall mail or cause to be mailed to each Noteholder and the Trustee a notice that states the special record date, the payment date and the amount of Defaulted Interest to be paid.

                                   ARTICLE 3.
                                   REDEMPTION

          SECTION 3.1. Optional Right to Redeem; Notices to Trustee.

          (a) At any time on or after the date hereof to and including the second anniversary of the Effective Date, the Company, at its option, may redeem the Notes in whole or in part for Cash in accordance with this Section 3.1, at a redemption price equal to 100% of the principal amount thereof outstanding at the Redemption Date, plus accrued and unpaid interest to the Redemption Date (the "Redemption Price"). Immediately following the close of business on the second anniversary of the Effective Date, this right to redeem Notes shall terminate and the Company shall have no other optional redemption rights.

          (b) If the Company elects to redeem the Notes in whole or in part pursuant to this Article 3, it shall notify the Trustee in writing of its election to redeem the Notes, at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee) and shall deliver to the Trustee a CP Certificate setting forth the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price.

          SECTION 3.2. Selection of the Notes or Portions Thereof to be Redeemed. If less than all of the Notes are to be redeemed at any time, the Trustee shall select the portions of the Note to be redeemed by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Notes of a denomination larger than $1,000. The Trustee shall make the selection at least 35 but not more than 65 days before the Redemption Date from the Notes not previously called for redemption. The Notes and portions thereof so selected for redemption by the Trustee shall be in principal amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the Notes called for redemption also apply to portions of the Notes called for redemption. The Trustee shall notify the Company promptly in writing which Notes or portions of the Notes are to be redeemed and, in the case of Notes selected for partial redemption, the principal amount thereof to be redeemed.

          SECTION 3.3. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first-class mail, postage prepaid, to Holders of the Notes at the Holders' last addresses, as they shall appear on the Register. A copy of such notice shall be mailed to the Trustee on the same day the notice is mailed to Holders unless, pursuant to the Company's request made under the provisions of this Section 3.3 below, the Trustee mails such notice to the Holders on behalf of the Company.

          The notice shall identify the Notes to be redeemed and shall state:

                  (1)      the Redemption Date;

                  (2)      the Redemption Price;

                  (3)      the name and address of the Paying Agent;

          (4) if a Note is being redeemed in part, the portion of the principal amount of the Note to be redeemed and that on and after the Redemption Date, upon surrender of the Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

          (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

          (6) that unless the Company defaults in making the redemption payment, interest will cease to accrue on the Notes or portions thereof called for redemption on and after the Redemption Date;

          (7) the Conversion Price then in effect, that the Notes may be converted pursuant to the provisions of Article 11 hereof at any time prior to the close of business on the Redemption Date and that the conversion right will expire in respect of the Notes or portions thereof called for redemption upon the close of business on the Redemption Date unless the Company defaults in making the redemption payment.

          At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense within 15 days of such request; provided, however, that (i) in all cases, the text of such notice of redemption shall be prepared or approved by the Company and the Trustee shall have no responsibility whatsoever with regard to such notice being accurate or correct (except for the selection of the portions of the Notes for redemption pursuant to Section 3.2) and (ii) notice containing such request shall be accompanied by a CP Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice.

          SECTION 3.4. Effect of Notice of Redemption. Once notice of redemption is given, Notes or portions thereof called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon the later of the Redemption Date and the date the Notes or portions thereof are surrendered to the Paying Agent, the Notes or portions thereof called for redemption shall be paid at the Redemption Price, if money in immediately available funds sufficient for that purpose has been deposited as provided in Section 3.5 hereof. If a Redemption Date is on an Interest Payment Date and after the related Record Date for such Interest Payment Date, any interest accrued and unpaid to the Redemption Date shall be paid on such Interest Payment Date to the Person in whose name the Notes are registered at the close of business on such Record Date and the only remaining right of the Holder of the Notes or portions thereof called for redemption shall be to receive the Redemption Price, excluding all accrued interest thereon, upon surrender of such Notes to the Paying Agent.

          Notice of redemption shall be deemed to be given when mailed by first class mail to each Holder at its latest registered address, whether or not any such Holder receives the notice.

          SECTION 3.5. Deposit of Redemption Price. On or prior to the Redemption Date, the Company shall irrevocably deposit with the Paying Agent in immediately available funds money sufficient to pay the Redemption Price of the Notes or portions thereof to be redeemed on that date other than portions of the Notes called for redemption which prior thereto have been delivered by the Company to the Trustee for cancellation or delivered to the Trustee by the Holder thereof for conversion pursuant to Article 11 hereof. If any Note called for redemption is converted pursuant hereto, any money deposited with the Trustee or any Paying Agent for the Redemption Price of such Note shall be paid to the Company upon the Company's written request. The Paying Agent shall return to the Company any money deposited with the Paying Agent by the Company in excess of the amounts necessary to pay the Redemption Price of, and accrued interest on, all Notes or portions thereof to be redeemed.



          If the Company complies with the preceding paragraph, interest on the Notes or portions thereof to be redeemed, whether or not the Notes are presented for payment, will cease to accrue on the applicable Redemption Date. If any Note called for redemption is not paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date and such Note shall remain convertible until the principal of such Note and accrued interest shall have been paid or duly provided for.



          SECTION 3.6. Notes Redeemed in Part. Upon surrender of the Notes that are redeemed in part, the Company shall issue, and the Trustee shall authenticate and make available for delivery to the Holder, new Notes in an authorized denomination equal in principal amount to the unredeemed portion of the Notes surrendered.

          SECTION 3.7. Special Procedures for Change in Control Offer, Excess Proceeds Offer and Capital Infusion Offer. The following provisions shall apply notwithstanding any other provision of this Article 3:

          Within 30 days following any Change in Control or the occurrence of an event upon the happening of which the Company is hereunder required to make an Excess Proceeds Offer or a Capital Infusion Offer (any such event or Change in Control hereinafter referred to as a "Special Offer Triggering Event"), the Company shall mail, by first class mail, to each Holder at its last registered address, with a copy to the Trustee, a notice, which shall govern the relevant Change in Control Offer, Excess Proceeds Offer or Capital Infusion Offer (each one of which is hereinafter referred to as a "Special Offer"), containing all instructions and materials necessary to enable the Holders to tender the Notes or portions thereof pursuant to the Special Offer, and shall state:

          (i)  that the Special Offer is being made pursuant to Section 4.9,
               4.10 or 4.17, as applicable, and, in the case of a Change in Control Offer, that all issued and outstanding Notes duly and validly tendered and not subsequently withdrawn (in compliance with the provisions of clause (vi) below) will be accepted for payment and paid for by the Company or, in the case of an Excess Proceeds Offer or a Capital Infusion Offer, the amount of the Excess Proceeds or Capital Infusion, as applicable, to be applied to the purchase of Notes (the "Special Offer Amount") pursuant to such Excess Proceeds Offer or such Capital Infusion Offer and the aggregate principal amount of Notes then outstanding;

          (ii) the Special Offer Purchase Price in such Special Offer and the purchase date (the "Special Offer Payment Date"), which date shall not be less than 21 Business Days nor more than 31 Business Days following the date such notice is mailed, provided that the Special Offer Payment Date shall in no event be later than 60 days (or up to an additional 30 days to the extent required by applicable law) after the Special Offer Triggering Event;

          (iii) that the Notes or portions thereof not tendered (or which are tendered but subsequently withdrawn by the Holder prior to acceptance for payment by the Company or, in the case of an Excess Proceeds Offer or a Capital Infusion Offer, not accepted for payment by reason of the proration provisions of such Offer) will continue to accrue interest and shall continue to be governed by the terms of this Indenture in all respects;

          (iv) that, unless the Company defaults in the payment thereon, the Notes or portions thereof that are tendered and not timely withdrawn by Holders and accepted for payment pursuant to the Special Offer will cease to accrue interest from and after the Special Offer Payment Date;

          (v) that Holders electing to have the Notes (or portions thereof) purchased pursuant to a Special Offer will be required to surrender the Notes, accompanied by such customary documents of surrender and transfer as the Company or the Trustee reasonably may request, duly completed, to the Trustee at the address of the Trustee specified in the notice of the Special Offer prior to the close of business on the Business Day immediately preceding the Special Offer Payment Date;

          (vi) a Holder will be entitled to withdraw or modify its election if the Trustee receives at the address or facsimile number, as applicable, of the Trustee specified in the notice of the Special Offer, not later than the close of business on the Business Day immediately preceding the Special Offer Payment Date, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of the Notes (or portions thereof) such Holder delivered for purchase, and a statement that such Holder is withdrawing or modifying its election to have all or part of such Notes (or portions thereof) purchased;

          (vii) that a Holder whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered, provided that the Notes or portions thereof purchased and each of such new Notes issued shall be in a principal amount of $1,000 or an integral multiple thereof;

          (viii) in the case of a Change in Control Offer, the circumstances and material facts regarding the Change in Control, including but not limited to information with respect to the historical consolidated and combined financial information of the Company and its Subsidiaries and pro forma consolidated and combined financial information (other than projections) of the Company and its Subsidiaries after giving pro forma effect to the Change in Control, information regarding any Person or Persons acquiring control, to the extent reasonably available, and the business plans of such Person or Persons with respect to the Company, to the extent reasonably available;

          (ix) in the case of an Excess Proceeds Offer or a Capital Infusion Offer, that if the Notes (or portions thereof) in an aggregate principal amount exceeding the Special Offer Amount, as applicable, are duly surrendered (and not withdrawn in compliance with the provisions of clause (vi) above), the Company shall purchase Notes on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that Notes shall be purchased only in principal amounts of $1,000 or integral multiples thereof);

          (x) the Conversion Price then in effect, the number of Class A Interests into which the Notes may then be converted, that the Notes may be converted pursuant to the provisions of Article 11 hereof at any time and that such conversion right will expire with respect to the Notes (or the portion thereof) duly surrendered (and not withdrawn in compliance with the provisions of clause (vi) above) and accepted for payment by the Company unless the Company defaults in the payment of the Special Offer Purchase Price; and

          (xi) in the case of a Special Offer that constitutes a Full Payment Triggering Offer (whether pursuant to a Change in Control Offer or otherwise), that from and after the Full Payment Triggering Date relating thereto, the Company shall no longer be required to comply with any of the covenants contained in Section 4.6 (Limitation on Restricted Payments), Section 4.7 (Limitation on Additional Indebtedness), Section 4.10 (Asset Sales), Section
               4.17 (Capital Infusion Offer) or Section 4.21 (Limitations on Subsidiary Owners).

          On or before the Special Offer Payment Date, the Company shall (i) deposit with the Trustee or the Paying Agent immediately available funds sufficient to pay the Special Offer Purchase Price of the Notes or portions thereof accepted for payment, (ii) deliver or cause to be delivered to the Trustee a CP Certificate specifying the Notes or portions thereof accepted for payment, respectively, and (iii) accept for payment the Notes or portions thereof tendered and not theretofore withdrawn, pursuant to the Special Offer, except that, in the case of an Excess Proceeds Offer or Capital Infusion Offer, the principal amount of the Notes accepted for payment need not exceed the Special Offer Amount. The Trustee shall promptly mail to each Holder of the Notes so tendered payment in an amount equal to the Special Offer Purchase Price for such Notes or portions thereof accepted for payment, respectively, and, and with respect to the Notes accepted for payment in part the

Company shall issue and the Trustee shall promptly authenticate and mail to such Holder one or more certificates evidencing new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. The Notes or portions thereof purchased pursuant to a Special Offer will be cancelled by the Trustee. The Company will publicly announce (or cause to be mailed to all Holders at their last addresses as they shall appear in the Register a written notice setting forth) the results of any Special Offer on or as soon as practicable after the Special Offer Payment Date.


                                   ARTICLE 4.
                                    COVENANTS

          SECTION 4.1. Payment of Principal, Premium and Interest.

          The Company shall pay the principal of, interest on, and premium, if any, on the Notes on (or prior to) the dates and in the manner provided in the Notes or pursuant to this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the applicable date due, if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money, in immediately available funds, sufficient to pay all of such installment then due no later than 12:00 noon on such date. The Company shall pay interest on overdue principal and premium, if any, and, to the extent permitted by applicable law, interest on overdue installments of interest (in each case, including interest accruing on or after the commencement of a bankruptcy or reorganization proceeding relating to the Company or the filing of a petition relating to the same, whether or not a claim for such interest is allowed or allowable in such proceeding), to the extent lawful, at the rate per annum borne by the Notes plus 2%, which interest on overdue interest and/or principal shall accrue from the date such amounts became overdue.

          SECTION 4.2. Provision of Reports and Other Information.

          (a) So long as any Notes remain outstanding, the Company shall cause copies of all quarterly and annual reports and of the information, documents and other reports which the Company is required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act ("Commission Reports") to be delivered to the Trustee and mailed to the Holders at their addresses appearing in the Register, in each case, within 5 days of filing with the Commission. If for any reason the Company is not subject to the requirements of Section 13(a) or 15(d) of the Exchange Act or shall cease to be required by the Commission to file Commission Reports, the Company shall prepare and file with the Trustee and mail to the Holders at their addresses appearing in the Register:

                   (i) not later than 45 days after the close of each of the first three fiscal quarters of each fiscal year of the Company, a report containing substantially the same information as is required to be included in a report on Form 10-Q promulgated by the Commission pursuant to the Exchange Act; and

                  (ii) not later than 120 days after the close of each fiscal year of the Company, a report containing substantially the same information as is required to be included in a report on Form 10-K promulgated by the Commission pursuant to the Exchange Act;

provided, however, that in respect of the foregoing reports (a) the form of financial statements included therein need not comply with the provisions of Regulation S-X (but shall nevertheless be prepared in accordance with GAAP), (b) the Company need not include any pro forma financial statements for periods prior to the Effective Date, (c) no reporting of the matters contemplated in
Item 402 of Regulation S-K shall be required, except that there shall be included a reasonably detailed description of the compensation from the Company and its Subsidiaries of the five highest paid executive officers of the Company and of all executive officers of the Company as a group, (d) substantially the same information that would otherwise have been required to be included in a Form 8-K if the Company were required to file Commission Reports shall be included in the next report referred to in clause (i) or (ii) above, (e) such reports shall include exhibit lists listing the same exhibits as are required to be listed in a report on Form 8-K, Form 10-Q or Form 10-K, as the case may be, and (f) any Noteholder shall be entitled to obtain from the Company a copy of any exhibit so listed or required to be listed. For purposes of preparing and providing Commission Reports that comply with rules and regulations issued by the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, such Commission Reports shall be prepared as if the Company were a "registrant" within the meaning of Rule 12b-2 of the Exchange Act. The Company shall make all such information available to investors who request it in writing. The Company shall also comply with the provisions of TIA ss. 314(a).

          (b) So long as any Notes remain outstanding, the Company shall cause copies of all reports, information and notices (other than form K-1s and (to the extent actually provided to Holders pursuant to Section 4.2) financial statements provided to partners thereof) furnished to partners of the Company generally to be delivered to the Trustee and mailed to the Holders at their addresses appearing in the Register, in each case promptly after they are so furnished.

          (c) So long as any Notes remain outstanding, the Company shall, within 15 days after the making or adoption thereof, cause a copy of each amendment, modification or waiver of or to the Partnership Agreement (as it may be amended from time to time) to be delivered to the Trustee and mailed to the Holders at their addresses appearing in the Register. At the request of any Holder or the Trustee, the Company shall deliver to the Trustee and to such Holder at its address appearing in the Register a true and complete copy of the Partnership Agreement, as amended through the date of delivery thereof.

          (d) So long as any Notes remain outstanding, the Company shall cause notice of any proposed amendment, modification or waiver of or to the Partnership Agreement referred to in the first or the second proviso to the first sentence of Section 11.01(b) of the Partnership Agreement (as in effect on the date hereof) to be mailed to the Holders at their addresses appearing in the Register, in each case at least 15 days prior to the earlier of (i) any vote on such amendment, modification or waiver or (ii) any record date for such vote.

          (e) So long as any Notes remain outstanding, the Company shall cause to be delivered to the Trustee and mailed to Holders at their addresses appearing in the Register, together with reports delivered pursuant to Section 4.2(a), a report identifying each Subsidiary of the Company that became an Exempt Subsidiary during the relevant reporting period and each Subsidiary that ceased to be an Exempt Subsidiary during such period. Such notice shall identify the relevant Subsidiary and the date of such change in status.

          (f) If the Company instructs the Trustee to distribute any of the documents described in clause (a), (b), (c), (d) or (e) above to the Noteholders, the Company shall provide the Trustee with a sufficient number of copies of all such documents that the Company may be required to deliver to the Noteholders under this Section 4.2.

          SECTION 4.3. Compliance Certificates.

          (a) The Company shall deliver to the Trustee and mail to the Holders at their addresses appearing in the Register within 60 days after the end of each fiscal quarter and 120 days after the end of each of the Company's fiscal years (which as of the date hereof is the calendar year) a CP Certificate stating whether or not the Company or any Controlling Partner knows of any Default or Event of Default which occurred during such preceding fiscal period or occurred in any other fiscal period and is continuing. Such certificate shall contain a certification from each Controlling Partner as to its knowledge of the Company's compliance with all conditions and covenants under this Indenture during such preceding fiscal year and shall otherwise comply with TIA Section 314(a)(4). If a Controlling Partner knows of a Default or Event of Default, the certificate shall describe any such Default or Event of Default, and its status.

          (b) So long as it is not contrary to the then current recommendation of the American Institute of Certified Public Accountants and so long as the Company's accountants provide similar statements to other companies, the Company shall deliver to the Trustee and mail to the Holders at their addresses appearing in the Register within 120 days after the end of each fiscal year a written statement by the Company's independent certified pubic accountants stating (A) that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default has come to their attention and, if such a Default has come to their attention, specifying the nature and period of the existence thereof; provided, however, that the independent certified public accountants delivering such statement shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with GAAP. In the absence of actual notice to the contrary, the Trustee shall be entitled to rely upon the aforementioned statement of the Company's independent public accountants and shall not be liable to anyone with respect thereto.

          (c) The Company shall deliver to the Trustee and mail to the Holders at their addresses appearing on the Register as soon as possible and in any event within 10 Business Days after the Company or a Controlling Partner becomes aware of the occurrence of a Default or Event of Default, which is continuing, a CP Certificate setting forth the details of such Default or Event of Default, and the action which the Company proposes to take with respect thereto.

          (d) The Company shall deliver to the Trustee any information reasonably requested by the Trustee in connection with the compliance by the Trustee or the Company with the TIA.

          SECTION 4.4. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

          SECTION 4.5. Maintenance of Office or Agency. The Company will maintain or cause to be maintained, within the City of New York, Borough of Manhattan, an office or agency (which may be an office of the Trustee, Registrar or Paying Agent) where the Notes may be presented or surrendered for payment, where the Notes may be surrendered for registration of transfer, exchange, conversion or redemption and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The corporate trust office of the Trustee at 101 Barclay Street, New York, New York 10286,
Attention: Corporate Trust Department - Administration, shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of any change of location of such office or agency. If at any time the Company shall fail to maintain or cause to be maintained any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section
10.2 hereof.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that any such designation or rescission shall not in any manner relieve the Company of its obligation to maintain an office or agency within the City of New York, Borough of Manhattan. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in location of any such other office or agency.

          SECTION 4.6. Limitation on Restricted Payments. Until the Full Payment Triggering Date, the Company shall not, and shall not permit any Subsidiary to, directly or indirectly, (i) make any distribution on account of or in respect of any Equity Interests issued by the Company (other than Tax Advances, Withholding Advances and distributions by the Company of partnership interests of the Company that are not Redeemable Interests) (ii) purchase, repurchase, redeem or otherwise acquire or retire for value any Equity Interest issued by the Company (other than the Notes pursuant hereto); or (iii) purchase, repurchase, redeem, prepay, defease, or otherwise acquire or retire for value, or make any payment of principal, interest or other amounts on or with respect to, any Indebtedness of the Company that is subordinated in right of payment to the Notes; provided, however, that none of the foregoing shall prohibit the conversion of Class B Interests outstanding on the date hereof into Class A Interests pursuant to the terms of the Partnership Agreement (as it exists on the date hereof).

          SECTION 4.7. Limitation on Additional Indebtedness. Until the Full Payment Triggering Date, the Company shall not, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable for the payment of, contingently or otherwise (collectively, "Incur"), any Indebtedness.

          The foregoing limitation of this Section 4.7 shall not apply to:

         (i) Indebtedness of the Company under this Indenture or represented by the Notes; (ii) Indebtedness of the Company specifically contemplated by the Plan to be outstanding on the Effective Date as listed on
         Schedule I hereto; (iii) Indebtedness of the Company that constitutes a Capital Infusion in respect of which the Company has not defaulted in its obligations under Section 3.7 or 4.17 hereof; (iv) Indebtedness of the Company Incurred in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, substitute or refund (collectively, "Refinance"), Indebtedness permitted by clauses (i),
         (ii) or (iii) of this Section 4.7 (the "Refinancing Indebtedness"); provided, however, that (A) the principal amount of such Refinancing Indebtedness shall not exceed the then outstanding principal amount of the Indebtedness of the Company so extended, refinanced, renewed, replaced, substituted or refunded (including the reasonable out-of-pocket costs of issuance, any interest and accrued expenses owing in respect of such Refinanced Indebtedness, in each case accrued from the first day of the month in which such refinancing occurs, and any prepayment premium owing in respect of such Refinanced Indebtedness), (B) such Refinancing Indebtedness ranks, relative to the Notes, no more senior than the Indebtedness being Refinanced thereby,
         (C) such Refinancing Indebtedness bears interest at or below a market rate, (D) such Refinancing Indebtedness shall not be secured by any Lien on any property of the Company except to the extent that there is a Lien on such property as security for the Indebtedness being Refinanced, and (E) such Refinancing Indebtedness (1) shall have an Average Life not less than and a stated maturity (including any extensions available at the option of the Company) not earlier than, the Average Life and stated maturity (including any extensions available at the option of the Company), respectively, of the Indebtedness being Refinanced or (2) shall not have a scheduled maturity (including any extensions available at the option of the Company), principal repayment, sinking fund payment or mandatory redemption on or prior to the maturity of the Notes; (v) Subordinated Debt referred to in clause (a), (c) or (e) of the first proviso to the definition of Capital Infusion; (vi) Indebtedness Incurred by the Company in exchange for, or the proceeds of which are used to Refinance, Indebtedness permitted by clause (v) of this Section 4.7 (the "Subordinated Debt Refinancing Indebtedness"); provided, however, that (A) the principal amount of such Subordinated Debt Refinancing Indebtedness shall not exceed the sum of (x) the then outstanding principal amount, and prepayment premiums owing in respect, of the Subordinated Debt so Refinanced, (y) interest and accrued expenses owing in respect of the Subordinated Debt so Refinanced, in each case accrued from the first day of the month in which such refinancing occurs and (z) the amount of all reasonable and customary transaction expenses actually incurred by the Company in connection with the Incurrence of such Subordinated Debt Refinancing Indebtedness, and (B) such Subordinated Debt Refinancing Indebtedness shall be Subordinated Debt; (vii) Indebtedness for borrowed money of the Company owing to Subsidiaries of the Company that are not Acquisition Subsidiaries, as referred to in clause (g) of the first proviso to the definition of Capital Infusion; (viii) Permitted Indebtedness; and (ix) Indebtedness of the Company which consists solely of nonrecourse pledges of shares of a class of Capital Stock (which class of Capital Stock is entitled to elect one director) of a GP Subsidiary Owner with respect to an Office Building Property which secures Indebtedness secured by such Office Building Property.

          SECTION 4.8. Limitation on Transactions with Affiliates. Neither the Company nor any of its Subsidiaries shall enter into or suffer to exist any transaction or series of related transactions with any Related Person of the Company (including, without limitation, the making of any Investment or guarantee in, to, or for the benefit of, any such Related Person, the sale, lease, transfer or other disposition of any properties or assets to, or for the benefit of, any such Related Person or the purchase or lease of any property or assets from, any such Related Person), unless (i) such transaction or series of transactions is on terms that are no less favorable to the Company or the relevant Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arm's length basis from a Person that is not a Related Person of the Company and (ii) with respect to any transactions or series of related transactions that is of a value greater than $10,000,000, the Company delivers to the Trustee an opinion from a nationally recognized investment banking firm that such transaction or series of related transactions is fair to the Company or the relevant Subsidiary, as the case may be, from a financial point of view; provided, however, that, solely for purposes of compliance with this covenant, banking and investment banking transactions that are concluded as part of a public offering, securitization, syndication or similar distribution in which non-affiliated financial intermediaries participate shall be presumed to be on arm's length terms, but only to the extent that the relevant Related Persons participate on the same basis and capacity as the financial intermediaries that are not Related Persons.

          SECTION 4.9. Repurchase Upon Change in Control. Upon the occurrence of a Change in Control, the Company shall offer in accordance with the procedures set forth in Section 3.7 of this Indenture (the "Change in Control Offer") to purchase all issued and outstanding Notes at the Special Offer Purchase Price and shall purchase as and when required by Section 3.7 of this Indenture, all Notes tendered in conformity with such section.

          SECTION 4.10. Limitation on Use of Proceeds from Asset Sales. Until the Full Payment Triggering Date, neither the Company nor any Subsidiary shall, directly or indirectly, consummate any Asset Sale with or to any Person other than the Company or a Wholly Owned Subsidiary, unless (i) the Company or the Subsidiary, as the case may be, receives consideration at the time of any such Asset Sale at least equal to the fair market value of the asset sold or otherwise disposed of, and (ii) at least 80% of the net proceeds from such Asset Sale is received in Cash or Cash Equivalents (provided that the amount of any liabilities (as shown on the Company's most recent consolidated balance sheet) of the

Company or any Subsidiary of the Company that are assumed by the transferee in such Asset Sale shall be excluded from both the numerator and denominator when calculating the percent of net proceeds received in Cash or Cash Equivalents for purposes of this provision). Within 180 days after the receipt by the Company or any Subsidiary of the Company of Net Cash Proceeds in respect of any Asset Sale, the Company shall (or shall cause its relevant Subsidiary to) use all such Net Cash Proceeds (a) to repay Indebtedness of the type described in subsections
(i), (ii), (iii) or (iv) of Section 4.7 of this Indenture, (b) to repay Indebtedness of any Subsidiary of the Company to the extent of the fair market value of any asset of the Company or any Subsidiary of the Company that is pledged to secure such Indebtedness, (c) to make capital improvements to any of the Core Properties then owned by the Company or any Subsidiary of the Company or to acquire a New Property or New Property Equity Interests (except that the amount of Net Cash Proceeds used to make capital improvements and/or to acquire a New Property or New Property Equity Interests may not exceed 50% of the aggregate of such Net Cash Proceeds), (d) to make an offer in accordance with the procedures set forth in Section 3.7 of this Indenture (an "Excess Proceeds Offer") to purchase Notes at the Special Offer Purchase Price, or (e) for any combination of the above; provided that, so long as the Excess Proceeds of Asset Sales at any time do not exceed $2,500,000, the Company need not make an Excess Proceeds Offer; and provided, further, that if the aggregate amount of all Excess Proceeds at any time exceeds $2,500,000, the Company shall use such aggregate Excess Proceeds to make an Excess Proceeds Offer as set forth in this
Section 4.10. The Company shall be deemed to have used Net Cash Proceeds for the purposes set forth in clause (c) of the preceding sentence when it has made a binding commitment (which may be subject to customary contingencies or conditions) to do so, provided that such Net Cash Proceeds are so used within 18 months following receipt of such Net Cash Proceeds or (if the Company determines that application thereof cannot be effected pursuant to such binding commitment within such 18 month period) are used within 15 days after such determination for the purposes described in clause (a) or (b) of the second sentence of this
Section 4.10. If and to the extent that the principal amount of the Notes (plus accrued interest thereon) tendered pursuant to any Excess Proceeds Offer is less than the Excess Proceeds available to fund such offer, the Company may use such remainder, or a portion thereof, for general purposes, without restriction by this Section 4.10.

          SECTION 4.11. Payment of Taxes and Other Claims. The Company shall and shall cause each of its Subsidiaries to pay or discharge or cause to be paid or discharged, before any penalty accrues thereon, (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary upon the income, profits or property of the Company or any Subsidiary of the Company and (ii) all material lawful claims for labor, materials and supplies which, if unpaid, would by law become a Lien upon the property of the Company or any Subsidiary of the Company; provided that neither the Company nor any Subsidiary of the Company shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or where the failure to effect such payment or discharge is not adverse in any material respect to the Holders.

          SECTION 4.12. Corporate or Partnership or Other Existence. Subject to
Article 5 hereof, the Company shall and shall cause each of its Subsidiaries to do or cause to be done all things necessary to preserve and keep in full force and effect its partnership existence and the corporate, partnership or other existence of each Subsidiary of the Company in accordance with the respective organizational documents of such Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries and the Controlling Partners; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

          SECTION 4.13. Maintenance of Properties and Insurance. The Company shall and shall cause each of its Subsidiaries to cause all material properties owned by, or leased to, the Company or any Subsidiary of the Company and used in the conduct of its business to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section shall prevent the Company or any Subsidiary of the Company from discontinuing the maintenance of any such properties, if such discontinuance is desirable in the conduct of its business and is not adverse in any material respect to the Holders.

          The Company shall and shall cause each of its Subsidiaries to provide or cause to be provided insurance (including self-insurance) against loss or damage of the kinds customarily insured against by entities similarly situated and owning like properties, including, but not limited to, liability insurance, in such amounts, with such deductibles and by such methods as shall be customary for entities similarly situated in the industry.

          SECTION 4.14. Stay, Extension and Usury Laws. The Company covenants (to the fullest extent it may lawfully do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter enforced, which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

          SECTION 4.15. Payment for Consent. Neither the Company, any Controlling Partner nor any of their respective Subsidiaries or Affiliates shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to obtaining any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes, unless such consideration is offered in writing to all Holders of Notes on the same terms and conditions and agreed to be paid, and paid, to all Holders of the Notes which so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement (which time frame shall not consist of less than 20 Business Days).

          SECTION 4.16. Covenant to Comply with Securities Laws upon Purchase of the Notes. In connection with any offer to purchase or purchase of the Notes (or portions thereof) by the Company or any Subsidiary of the Company, the Company shall (i) comply with Rule 13e-4 (other than, if not otherwise applicable, the filing requirements of such rule) and Regulation 14E under the Exchange Act, and
(ii) otherwise comply with all Federal and state securities laws and regulations so as to permit the rights and obligations hereunder (including Sections 3.7, 4.9, 4.10 and 4.17 hereof) to be exercised in the time and in the manner specified in such Sections.

          SECTION 4.17. Capital Infusion Offer. Upon each occurrence of a Capital Infusion at any time prior to the Full Payment Triggering Date, the Company shall offer in accordance with the procedures set forth in Section 3.7 of this Indenture (a "Capital Infusion Offer") to purchase at the Special Offer Purchase Price sufficient Notes so that the aggregate of the principal amount of all Notes (or portions thereof) offered to be purchased equals the amount of such Capital Infusion.

          SECTION 4.18. Officers' Certificates. Simultaneously with the execution and delivery of this Indenture, (i) counsel to the Company shall deliver to the Trustee on behalf of the Holders an Opinion of Counsel in the form of Exhibit B hereto and (ii) the Company shall deliver to the Trustee on behalf of the Holders CP Certificates that provide that all of the representations and warranties set forth in Article 12 hereof are true, complete and correct in all material respects.

          SECTION 4.19. Tag Along Rights. (a) If at any time any limited or general partner of the Company alone or together with any other such partners (such partner or partners, "Tag-Along Sellers") proposes to enter into an agreement (or substantially contemporaneous agreements, whether or not with the same or affiliated parties) to sell or otherwise dispose of for value to any Person or Group (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended and in effect as of the date hereof) other than a Wholly-Owned Affiliate (as defined in the Partnership Agreement as in effect on the date hereof) of such partner or partners (a "Tag-Along Purchaser") a Majority Interest (as defined in the Partnership Agreement as in effect on the date hereof) in one or more related transactions (such sale or other disposition for value being referred to as a "Majority Tag-Along Sale"), then the Company shall cause the Tag- Along Sellers to afford each Holder the opportunity to participate proportionately in such Majority Tag-Along Sale in accordance with this Section 4.19. If at any time any Tag-Along Sellers propose to enter into an agreement (or substantially contemporaneous agreements, whether or not with the same or affiliated parties) to sell or otherwise dispose of for value to any Tag-Along Purchaser a Qualifying Interest (as defined in the Partnership Agreement as in effect on the date hereof) in one or more related transactions (such sale or other disposition for value being referred to as a "Qualifying Tag-Along Sale"; any Qualifying Tag-Along Sale or any Majority Tag-Along Sale is sometimes referred to herein as a "Tag- Along Sale"), then the Company shall cause the Tag-Along Sellers to afford each 4% Holder the opportunity to participate proportionately in such Qualifying Tag-Along Sale in accordance with this Section 4.19; provided, however, that if any Holder shall have at any time exercised tag-along rights pursuant to this Section 4.19 or pursuant to Section 9.08 of the Partnership Agreement, such exercise(s) resulting in the sale or disposition of a portion, but not all, of such Holder's Class A Interests and/or Notes, such Holder shall thereafter continue to be deemed to be a 4% Holder notwithstanding that, as of the close of business on the day immediately prior to the Tag-Along Notice Date relating to such subsequent Qualifying Tag-Along Sale, such Holder no longer is a 4% Holder; and provided, further, that no Holder shall be required to make any representation, warranty or covenant in connection with a Tag-Along Sale, other than representations and warranties as to its valid existence and its ownership, authority and agreement to sell, free of liens, claims or encumbrances or any right of set-off, the Notes proposed to be sold by it.

          (b) The Company shall cause the relevant Tag-Along Sellers to provide each Holder entitled to participate in such Tag-Along Sale pursuant to the provisions of Section 4.19(a) hereof with written notice (the "Tag-Along Sale Notice") not more than sixty (60) days nor less than twenty (20) days prior to (the date of such Tag-Along Sale Notice being the "Tag-Along Notice Date") the proposed date of the Tag-Along Sale (the "Tag- Along Sale Date"). Each Tag-Along Sale Notice shall be accompanied by a copy of any written agreement relating to the Tag-Along Sale (redacted to the extent necessary to comply with any applicable confidentiality restriction but not so as to eliminate any information otherwise required to be provided below) and shall set forth: (i) the name and address of each proposed Tag-Along Purchaser of Class A Interests in the Tag-Along Sale, (ii) the total percentage of Class A Interests (computed on a basis that assumes all then outstanding Notes (exclusive of accrued interest thereon) have been converted into Class A Interests) proposed to be Transferred (as such term is defined in the Partnership Agreement as in effect on the date hereof) by such Tag-Along Sellers (the "Original Sale Percentage"),
(iii) the proposed amount of consideration to be paid for such Class A Interests, which consideration may be paid only in cash, and the terms and conditions of payment offered by each proposed Tag- Along Purchaser, (iv) the Tag-Along Sale Date and (v) the name and address of each Tag- Along Seller.

          (c) Any Holder entitled to participate in the relevant Tag-Along Sale pursuant to Section 4.19(a) hereof wishing to participate in the Tag-Along Sale shall provide written notice (the "Tag-Along Notice") to the Company and the relevant Tag-Along Sellers no less than five (5) Business Days prior to the Tag-Along Sale Date. The Tag-Along Notice shall set forth the maximum principal amount of Notes that such Holder elects to include in the Tag-Along Sale (the percentage obtained by dividing (x) the number of Class A Interests issuable upon conversion of such principal amount of Notes (exclusive of accrued interest thereon) as of the close of business on the day immediately preceding the Tag-Along Notice Date by (y) the number of Class A Interests outstanding as of the close of business on the day immediately preceding the Tag-Along Notice Date plus the number of Class A Interests issuable upon conversion of all outstanding Notes (exclusive of accrued interest thereon) as of the close of business on the day immediately preceding the Tag-Along Notice Date is herein referred to as such Holder's "Tag-Along Sale Percentage"). The Tag-Along Notice given by any Holder shall constitute such Holder's binding agreement to sell the principal amount of Notes specified in the Tag-Along Notice on the terms and conditions applicable to the Tag-Along Sale as if such Holder were selling a number of Class A Interests equal to the number of Class A Interests issuable upon conversion of such principal amount of Notes on the date of consummation of such Tag-Along Sale; provided, however, that in the event that there is any material change in the terms and conditions of such Tag-Along Sale applicable to the Holder (including, without limitation, any decrease in the purchase price that occurs other than pursuant to an adjustment mechanism set forth in the agreement relating to the Tag- Along Sale or any failure to consummate the Tag-Along Sale within 90 days after the Tag-Along Sale Date) after such Holder gives its Tag-Along Notice, then, notwithstanding anything herein to the contrary, the Holder shall have the right to withdraw from participation in the Tag-Along Sale with respect to all of its Notes affected thereby. If the proposed Tag-Along Purchaser does not agree to consummate the purchase for cash consideration of all of the Notes requested to be included in the Tag-Along Sale by the Holders on the same terms and conditions (except as otherwise provided in the last proviso to Section 4.19(a) and as if such Holders were selling a number of Class A Interests equal to the number of Class A Interests issuable upon conversion of such principal amount of Notes on the date of consummation of such Tag-Along Sale) applicable to the proposed purchase of the Original Sale Percentage of the Tag-Along Sellers, then the Company shall cause such Tag-Along Sellers not to consummate the Tag-Along Sale of any of their respective Class A Interests to such Tag-Along Purchaser, unless the principal amount of Notes of each Holder that has delivered a Tag-Along Notice to be purchased by the Tag-Along Purchaser in such sale shall not be reduced below the Adjusted Tag-Along Amount in respect thereof and all other terms and conditions of the Tag-Along Sale are the same for such Tag-Along Sellers and the participating Holders (except as otherwise provided in the last proviso to subsection 4.19(a) and as if the participating Holders were selling a number of Class A Interests equal to the number of Class A Interests issuable upon conversion of the principal amount of Notes being sold on the date of consummation of such Tag-Along Sale).

          If a Tag-Along Notice from any Holder is not received by the Company no less than five (5) Business Days prior to the Tag-Along Sale Date, the Company shall have no obligation to cause such Holder to be included in such Tag-Along Sale, but only if such Tag-Along Sale is consummated on terms and conditions which are no more favorable in any material respect to the Tag-Along Sellers (and in any event, at no greater a purchase price, except as the purchase price may be adjusted pursuant to the agreement relating to the relevant Tag-Along Sale) than as stated in the Tag-Along Sale Notice and only if such Tag- Along Sale is consummated on a date within sixty (60) days of the Tag-Along Sale Date.

          (d) On the date of closing of a Tag-Along Sale, each Holder shall deliver such documentation, certificates or other instruments with respect to the Notes to be sold by it in connection with such Tag-Along Sale as may be reasonably required for the transfer of such Notes to the relevant Tag-Along Purchaser, against delivery of the purchase price for such Notes, net of any U.S. or state withholding taxes required to be withheld by the Tag- Along Purchaser.

          (e) The closing of any sale of Notes pursuant to this Section 4.19 shall take place at the offices of the Company (or at such other location as shall be reasonably designated by the Company) concurrently with the closing of any sale by the Tag-Along Sellers to the Tag-Along Purchaser.

          SECTION 4.20. Certain Amendments to Partnership Agreement. The Company shall not permit to become effective any amendment to the Partnership Agreement that would have the effect of (i) converting the interest of a holder of Class A Interests issuable on conversion of the Notes from a limited partnership interest into a general partnership interest, (ii) imposing any personal liability on any holder of Class A Interests issuable on conversion of the Notes or (iii) causing the rights and remedies available to any holder of a Class A Interest issuable on conversion of the Notes to be different than those available to the holder of any other Class A Interest.

          SECTION 4.21. Limitations on Subsidiary Owners.

          (a) Until the Full Payment Triggering Date, the Company shall not permit any Subsidiary of the Company to at any time be a Subsidiary Owner with respect to more than one Office Building Property, except that any GP Subsidiary Owner may have an Equity Interest not in excess of 1.5% in the record or beneficial owners of each of the Office Building Properties with respect to which it is a GP Subsidiary Owner.

          Until the Full Payment Triggering Date, except for Indebtedness of the Company existing on the date hereof, Indebtedness permitted by clause (ix) of
Section 4.7, Refinancing Indebtedness permitted by clause (iv) of Section 4.7 and Indebtedness that constitutes a Capital Infusion in respect of which the Company has not defaulted in its obligations under Sections 3.7 and 4.17 hereof, the Company shall not permit to exist any Indebtedness of the Company of the kind referred to in clause (v) or clause (vi) of the definition of "Indebtedness"; provided, however, that the foregoing provisions of this definition shall not be construed to prohibit the Company from providing to any lender an environmental or similar indemnity in customary form.

          (b) Until the Full Payment Triggering Date, the Company shall not permit any Subsidiary Owner with respect to any Office Building Property to be contingently liable for (whether pursuant to a guarantee or otherwise), or to have any of its property be subject to a Lien which secures, (i) any Indebtedness in excess of $1,000,000 of any Subsidiary Owner with respect to any other Office Building Property, or (ii) any Indebtedness in excess of $1,000,000 secured by a Lien on any other Office Building Property or on any Equity Interest in any Subsidiary Owner with respect to any other Office Building Property. The provisions of this Section 4.21(b) shall not be deemed to be violated by any of the following:

          (a) any contingent liability of, or any Lien on the property of, any Subsidiary Owner with respect to any Office Building Property if and to the extent that such contingent liability or Lien (a) exists on the date hereof and (b) is for, or secures, Indebtedness of the kind referred to in clause (i) or (ii) of the preceding sentence outstanding on the date hereof or any Indebtedness Incurred in a Refinancing Transaction to Refinance such Indebtedness; provided, however, that, in the case of Indebtedness so Incurred to Refinance such Indebtedness, (A) such Incurred Indebtedness shall not be secured by any Lien on any property of the Company or any Subsidiary Owner except (1) to the extent that there is a Lien on such property as security for the Indebtedness being Refinanced and (2) Indebtedness secured by an Office Building Property may also be secured by a nonrecourse pledge of shares of a class of Capital Stock (which class of Capital Stock is entitled to elect one director) of the GP Subsidiary Owner with respect to such Office Building Property, and (B) such Incurred Indebtedness shall not be Indebtedness of the Company or of any Subsidiary Owner except (1) to the extent that the Indebtedness being Refinanced is Indebtedness of the Company or such Subsidiary Owner, as the case may be, and (2) that Indebtedness secured by an Office Building Property may also be secured by a nonrecourse pledge of shares of a class of Capital Stock (which class of Capital Stock is entitled to elect one director) of the GP Subsidiary Owner with respect to such Office Building Property.

          (b) any contingent liability of, or any Lien on the Property of, a GP Subsidiary Owner with respect to two or more Office Building Properties if and to the extent that such contingent liability or Lien is for, or secures, (a) any Indebtedness of any Subsidiary Owner with respect to any of such Office Building Properties or
               (b) any Indebtedness secured by a Lien on any of such Office Building Properties or on any Equity Interest in any Subsidiary Owner with respect to any of such Office Building Properties.


                                   ARTICLE 5.
                                SUCCESSOR ENTITY

          SECTION 5.1. When the Company May Merge or Transfer Assets. The Company shall not consolidate with, merge with or into, or sell, lease, transfer, convey or otherwise dispose of all or substantially all of its assets (in one transaction or a series of related transactions) to, any Person (the Person formed by or surviving such consolidation or merger, or to which such sale, lease, conveyance or other disposition shall have been made, whether the Company or another Person, being herein called the "Surviving Entity") unless:

               (i) the Surviving Entity (if other than the Company) shall be a corporation, limited liability company or partnership organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Notes and this Indenture;

               (ii) immediately before and immediately after giving effect to such transaction, no Event of Default and no Default shall have occurred and be continuing; and

               (iii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Surviving Entity (without giving effect to any write-up of assets of the Company and/or any other Person in which the Company owned, directly or indirectly, any Equity Interest immediately prior to such transaction as a result of purchase accounting but after adjusting (to fair market value) the value of all real estate interests held immediately prior to such transaction by Persons other than the Company and Persons in which the Company then owned, directly or indirectly, any Equity Interest) is at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction.

          SECTION 5.2. Surviving Entity Substituted. Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with this Article 5, the Surviving Entity (if other than the Company), upon compliance with the provisions of clause (i) of Section 5.1 hereof, shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture with the same effect as if such Surviving Entity had been named as the Company herein; and thereafter (provided that there has been compliance with the provisions of Section 5.1) the predecessor company shall be discharged and released from all obligations and covenants under this Indenture and the Notes; provided, however, that nothing in
Article V shall limit or affect in any way the Company's obligations under this Indenture which arise out of a Change in Control that occurred upon, or prior to, the consummation of any consolidation, merger or transfer of all or substantially all of the assets of the Company.

          SECTION 5.3. CP Certificate and Opinion of Counsel. Any consolidation, merger, sale, lease or conveyance permitted under Section 5.1 is also subject to the condition that the Trustee receive a CP Certificate and an Opinion of Counsel to the effect that such consolidation, merger, sale, lease or conveyance, and the assumption by any Surviving Entity, complies with the provisions of this Article and that all conditions precedent herein provided for relating to such transactions have been complied with.


                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

          SECTION 6.1. Events of Default. An "Event of Default" occurs if one of the following shall occur:

               (i) the Company defaults in the payment, when due and payable, of
          (A) interest on the Notes and the default continues for a period of 10 days, or (B) the principal of or premium, if any, on the Notes when the same becomes due and payable, whether at maturity, on the Redemption Date, on the Special Offer Payment Date, by acceleration or otherwise;

               (ii) the Company fails to make or consummate any Special Offer, as, when and to the extent required by the provisions of Section 3.7 hereof and Sections 4.9, 4.10 or 4.17 hereof, as the case may be;

               (iii) the Company fails to comply in any respect with any of the provisions of Section 5.1 hereof;

               (iv) any representation or warranty contained in Article 12 of this Indenture shall be untrue as of the Effective Date in any material respect;

               (v) the Company fails to comply in any respect with any provision of Section 4.6, Section 4.7, Section 4.19 or Section 4.20 of this Indenture and such failure continues for 30 days after receipt by the Company of a written notice from the Trustee or the Holders of at least 25% of the then outstanding principal amount of the Notes (excluding any Note then held by the Company or an Affiliate of the Company);

               (vi) the Company fails to comply in any material respect with any other provision in this Indenture or the Notes and such failure continues for 30 days after receipt by the Company of a written notice from the Trustee or the Holders of at least 25% of the then outstanding principal amount of the Notes (excluding any Note then held by the Company or an Affiliate of the Company);

               (vii) there shall be a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Significant Subsidiaries (other than an Exempt Subsidiary), which default shall have resulted in the acceleration of such Indebtedness prior to its stated final maturity and the principal amount of such Indebtedness exceeds $5,000,000;

               (viii) there shall be judgments against the Company or any Significant Subsidiary (other than an Exempt Subsidiary) rendered by a court or other tribunal of competent jurisdiction aggregating (for the Company and all Significant Subsidiaries (other than an Exempt Subsidiary) in the aggregate) in excess of $5,000,000 and (a) such judgments are not stayed or discharged within 60 days after their entry or (b) an enforcement proceeding shall have been commenced (and not discharged, stayed or settled) by any creditor upon any such judgments;

               (ix) the Company, a Controlling Partner, or any Significant Subsidiary (other than an Exempt Subsidiary):

               (A) commences a voluntary case or proceeding under any Bankruptcy Law;

               (B) consents to the entry of an order for relief against it in an involuntary case or proceeding under any Bankruptcy Law;

               (C) consents to the appointment of a Custodian of it or for all or any substantial part of its property;

               (D)  makes a general assignment for the benefit of its creditors;

               (E) admits in writing its inability to pay its debts generally as they become due; or

               (F) dissolves or is deemed dissolved as a matter of law or contract (unless, in the case of a partnership, the same is contemporaneously reconstituted pursuant to a provision in its partnership agreement);

               (x) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company, a Controlling Partner or any Significant Subsidiary (other than an Exempt Subsidiary) of the Company in an involuntary case or proceeding;

               (B) appoints a Custodian of the Company, a Controlling Partner or any Significant Subsidiary (other than an Exempt Subsidiary) for all or a substantial part of its properties; or

               (C) orders the liquidation or dissolution of the Company, a Controlling Partner, or any Significant Subsidiary (other than an Exempt Subsidiary);

and in any such case the order or decree remains unstayed and in effect for 60 days;

               (xi) default by the Company in the conversion of any Note in accordance with the terms hereof and thereof, which default continues for three Business Days after written notice thereof from any Holder to the Company and the Trustee;

               (xii) there is a default in payment, when due and payable, of any installment of principal or interest on the TIAA Note, which default shall have resulted in the acceleration of the TIAA Note prior to its final stated maturity.

               (xiii) there shall be a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company that is subordinated in right of payment to the Notes, which default shall have resulted in the acceleration of such Indebtedness prior to its stated final maturity; or

               (xiv) the opinion or the CP certificate contemplated by Section
          4.18 hereof are not delivered to the Trustee on the date hereof.



          SECTION 6.2. Acceleration. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% of the then outstanding principal amount of the Notes (excluding any Note then held by the Company or an Affiliate of the Company), by written notice to the Company (and to the Trustee if such notice is given by such Holders) (the "Acceleration Notice"), may, and the Trustee at the written request of such Holders shall, declare all unpaid principal of, premium, if any, on and accrued interest on the Notes to be immediately due and payable, and thereupon the Trustee may in its discretion proceed to protect and enforce the rights of the Holders of the Notes by judicial proceedings to the extent that the Trustee has been fully indemnified in connection therewith and subject to Section 6.5 hereof.

          A copy of the Acceleration Notice shall be deemed to have been duly delivered upon receipt, if personally delivered; when transmitted with confirmation of receipt, if transmitted by telecopy; the day after being sent, if sent for next day delivery to a domestic address by a recognized overnight delivery service; and upon receipt, if sent by registered or certified mail, return receipt requested. Upon a declaration of acceleration, such principal, premium, if any, and accrued interest shall be immediately due and payable. Notwithstanding anything to the contrary contained herein, if an Event of Default under Section 6.1(ix) or
Section 6.1(x) occurs with respect to the Company, all unpaid principal of, premium, if any, and accrued interest on the Notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders of a majority of the then outstanding principal amount of the Notes (excluding any Note then held by the Company or an Affiliate of the Company) by notice to the Trustee may rescind an acceleration and its consequences, except an acceleration due to (i) default in payment of principal, premium, if any, or interest on the Notes, (ii) failure to make or consummate any Special Offer or to pay any amounts in connection therewith or
(iii) default in respect of conversion of a Note pursuant to Article 11.

          SECTION 6.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if the Trustee does not possess the Notes or does not produce the Notes in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default or a Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default or the Default. No remedy is exclusive of any other remedy. To the extent permitted by law, all available remedies are cumulative.

          SECTION 6.4. Waiver of Past Defaults. The holders of at least 66 2/3% of the then outstanding principal amount of the Notes (excluding any Note then held by an Affiliate of the Company), by notice to the Trustee (and without notice to any other Noteholder), may waive an existing Default or Event of Default and its consequences except (a) an Event of Default or a Default in the payment of principal of, premium, if any, or interest on the Notes, in respect of conversion of a Note or in connection with the making or consummation of a Special Offer, and (b) a Default in respect of a provision that under Section
9.2 hereof can be amended only with the consent of each Noteholder affected. When a Default or Event of Default is waived, it is cured and ceases to exist, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

          SECTION 6.5. Control by Holders. The holders of a majority of the then outstanding principal amount of the Notes (excluding any Note then held by the Company or an Affiliate of the Company) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability. The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          SECTION 6.6. Limitation on Suits. Except as provided in Section 6.7 hereof, a Noteholder may not pursue any remedy with respect to this Indenture or the Notes unless:

          (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (2) the Holders of at least 25% of the then outstanding principal amount of the Notes (excluding any Note then held by the Company or an Affiliate of the Company) make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 30 days after receipt thereof and the offer of indemnity or security; and

          (5) during such 30-day period the holders of beneficial interests of a majority of the then outstanding principal amount of the Notes (excluding any Note then held by the Company or an Affiliate of the Company) do not give the Trustee a direction inconsistent with the request.

          Notwithstanding anything to the contrary contained in this Section 6.6, any Holder of the Notes shall have the right to institute a proceeding with respect to this Indenture or the Notes or for any remedy in each of the following instances:

          (w) a Holder of a Note may institute suit for enforcement of payment of principal of and premium, if any, or interest on such Note on or after the due dates expressed in such Note (including upon acceleration thereof);

          (x) a Holder of a Note may institute suit for enforcement of payment of any Special Offer Purchase Price in respect of such Note after the relevant Special Offer Payment Date;

          (y) a Holder of a Note may institute suit for enforcement of its conversion rights set forth in Article 11 hereof; or

          (z) Holders of at least 66 2/3% of the then outstanding principal amount of the Notes (excluding any Note then held by the Company or an Affiliate of the Company) may institute any proceeding with respect to this Indenture or the Notes or any remedy thereunder, including without limitation acceleration; provided that, upon institution of any proceeding or exercise of any remedy such holders provide the Trustee with prompt written notice thereof.

          A Noteholder may not use this Indenture to prejudice the rights of any other Noteholder or to obtain a preference or priority over any other Noteholder.

          SECTION 6.7. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount, premium, if any, or interest, in respect of the Notes held by such Holder, on or after the due dates expressed in the Notes, any Redemption Date, any Special Offer Payment Date or to bring suit for the enforcement of any such payment on or after such dates or to convert such Notes, shall not be impaired or affected adversely without the consent of such Holder.

          SECTION 6.8. Collection Suit by Trustee. If an Event of Default described in Section 6.1(i) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Notes and the amounts provided for in Section 7.7 hereof.

          SECTION 6.9. Trustee May File Proofs of Claim. In connection with any judicial proceeding involving the Company, its creditors or its property, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (1) to file and prove a claim for the whole amount of the principal amount, premium, if any, and interest on the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

          (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

          FIRST: to the Trustee for amounts due under Section 7.7 hereof;

          SECOND: to Noteholders for amounts due and unpaid on the Notes for the Redemption Price, Special Offer Purchase Price, principal amount, premium or interest, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Notes; and

          THIRD: to the Company.

          The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.

          SECTION 6.11. Undertaking For Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant; provided, however, that the provisions of this
Section 6.11 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the aggregate principal amount of the Notes outstanding (excluding any Note then held by the Company or an Affiliate of the Company), to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, Special Offer Purchase Price or interest on any Note on or after the due date expressed in such Note, or to any suit instituted by any Holder for the enforcement of such Holder's conversion rights in respect of any Note after the date on which such Note has been surrendered for conversion in accordance with the provisions of Section 11.2 hereof.


                               ARTICLE 7. TRUSTEE

          SECTION 7.1. Duties of Trustee.

          (1) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (2) Except during the continuance of an Event of Default:

               (A) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

               (B) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the

                    Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

           (3) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

               (A)  this paragraph (3) does not limit the effect of paragraph
                    (2) of this Section 7.1;

               (B) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (C) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

           (4) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1), (2), (3) and (5) of this Section 7.1 and
Section 7.2.

           (5) The Trustee shall be under no obligation to perform any duty or to exercise any of the rights or powers vested in it by this Indenture or to expend or risk its own funds or otherwise incur any financial liability at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense which might be incurred by it in compliance with such request or direction.

           (6) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall not be liable for the payment of any interest on any money deposited with it except to the extent agreed upon with the Company in writing.

         SECTION 7.2.      Rights of Trustee.

                  (1) Subject to Section 7.1(2)(B), the Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (2) Before the Trustee acts or refrains from acting, it may require a CP Certificate and an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such CP Certificate and Opinion of Counsel.

                  (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers conferred upon it by the Indenture.

                  (5) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  SECTION 7.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of the Notes (or certain portions thereof) and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 hereof.

                  SECTION 7.4. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes. It shall not be accountable for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture, or for the use or application of any moneys received by any Paying Agent other than the Trustee. It shall not be responsible for any statement in any registration statement for the Notes under the Securities Act (other than statements contained in any Form T-1 filed with the Commission under the TIA) or in this Indenture or the Notes (other than its certificate of authentication).

                  SECTION 7.5. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to the Noteholders, as their names and addresses appear on the Register, notice of the Event of Default within 30 days after a Trust Officer receives written notice thereof stating that it is a notice of "Default" and citing the applicable subsection of Section 6.1 and identifying this Indenture, unless such Default has been cured or waived. The Trustee shall not be deemed to have notice of any Default until a Trust Officer shall have received written notice thereof referring expressly to this Indenture and citing the applicable subsection of
Section 6.1 hereof. The second sentence of this Section 7.5 shall be in lieu of the proviso to Section 315(b) of the TIA and said proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.

                  SECTION 7.6. Reports by Trustee to Holders. Within 60 days after each September 1 beginning with September 1, 1997, the Trustee shall mail to each Noteholder a brief report dated as of such September 1 in accordance with and to the extent required under Section 313(a) of the TIA. The Trustee shall also comply with the reporting requirements of Section 313(b) of the TIA, to the extent applicable. In addition, the Trustee shall mail to each Noteholder copies of all materials received from the Company pursuant to the Indenture and not otherwise provided to the Noteholders. All reports sent by the Trustee pursuant to this Section 7.6 will be sent in compliance with Section 313(b) of the TIA.

                  SECTION 7.7. Compensation and Indemnity.  The Company agrees:

                  (1) to pay to the Trustee from time to time such reasonable compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (2) to reimburse the Trustee upon its request for all reasonable and documented expenses, disbursements and advances (if any) incurred or made by the Trustee in accordance with any provision of this Indenture, including the reasonable compensation and the expenses, disbursements and advances of its agents and counsel) and all reasonable expenses, disbursements and advances incurred or made by the Trustee in connection with any membership on any creditor's committee, excluding, however, any such expense, disbursement or advance that may be attributable to the negligence or bad faith of the Trustee or its agents or counsel;

                  (3) to reimburse the Trustee's counsel on the Effective Date for its fees and expenses in connection with review and revision and delivery of this Indenture and related documentation; and

                  (4) to indemnify the Trustee in its capacity as such, (which for purposes of this subsection (4) shall include its officers, directors, employees, and agents) for, and to hold it harmless against, any and all loss, liability, costs, claim (including the fees and disbursements of counsel), or expense, incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or performance of its duties hereunder, including the reasonable and documented costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

                  The Trustee shall have a claim and lien prior to the Notes as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 7.7, except with respect to funds held in trust for the payment of principal of, premium, if any, or interest on particular Notes or portions thereof.

                  The Company's payment obligations pursuant to this Section 7.7 shall survive the resignation or removal of the Trustee and the discharge of this Indenture. When the Trustee renders services or incurs expenses after the occurrence of a Default specified in Section 6.1(viii) or Section 6.1(ix) hereof, the compensation for services and expenses are intended to constitute expenses of administration under any Bankruptcy Law.

                  SECTION 7.8. Replacement of Trustee. The Trustee may resign for any reason by so notifying the Company in writing at least 45 days prior to the date of the proposed resignation; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.8. The Holders of at least a majority of the then outstanding principal amount of the Notes (excluding any Note then held by the Company or an Affiliate of the Company) may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee subject to the consent of the Company. The Trustee shall resign and the Company may remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10 hereof;

          (2) the Trustee is adjudged bankrupt or insolvent or an order of relief is entered with respect to the Trustee under any Bankruptcy Law;

          (3) a Custodian, receiver or public officer takes charge of the Trustee or its property; or

          (4) the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Company shall promptly appoint a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. Subject to payment of all amounts owing to the Trustee under Section 7.7 hereof and subject further to its lien under Section 7.7, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee.

          If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of beneficial interests of at least a majority of the then outstanding principal amount of the Notes (excluding any Note then held by an Affiliate of the Company) may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10 hereof, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          SECTION 7.9. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets (including this Trusteeship) to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee; provided that such successor is eligible under Section 7.10 hereof.

          SECTION 7.10. Eligibility; Disqualification. There shall at all times be a Trustee hereunder which shall (i) be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power and (ii) be subject to supervision or examination by Federal or state authority. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a)(1). The Trustee shall have a combined capital and surplus of at least $50,000,000 or such other amount as required by the TIA hereafter, as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b). In determining whether the Trustee has conflicting interests as defined in TIA ss. 310(b)(1), the provisions contained in the proviso to TIA ss. 310(b)(1) shall be deemed incorporated herein. If the Trustee acquires any such conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee under this Indenture, or resign. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in Section 7.8.

          SECTION 7.11. Preferential Collection of Claims Against the Company. If the Trustee shall be or become a creditor of the Company (or any other obligor under the Notes), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company (or any such other obligor). If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in Section 7.8.


                                   ARTICLE 8.
                    DISCHARGE OF INDENTURE; LEGAL DEFEASANCE
                             AND COVENANT DEFEASANCE

          SECTION 8.1. Legal Termination. This Indenture shall cease to be of further effect (except that the Company's obligations under Section 7.7 and the Trustee's and Paying Agent's obligations under Section 8.7 shall survive), when the Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid) have been delivered to the Trustee for cancellation or conversion and the Company has paid and delivered all sums payable or deliverable, and issued all Class A Interests required to be issued, by it hereunder.

          SECTION 8.2. Company's Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, at its option at any time, elect to have either
Section 8.3 or Section 8.4 applied to the Notes upon compliance with the conditions set forth below in this Article 8.

          SECTION 8.3. Legal Defeasance and Discharge. Upon the Company's exercise of the option provided in Section 8.2 applicable to this Section 8.3, the Company shall be deemed to have been discharged from its obligations with respect to the Notes (other than those specified below or in Section 8.8), on the date the conditions set forth in Section 8.5 are satisfied (hereinafter "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of the sections of, and matters under, this Indenture referred to in clauses (A) and (B) below and to have satisfied all its other obligations under the Notes and this Indenture insofar as the Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of the Notes to receive, solely from the trust fund described in Section 8.5(i) and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, (B) the Company's obligations with respect to the Notes under Sections 2.3, 2.6, 2.7 and 2.10, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith, and (D) this Article 8 and Article 11. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.3 notwithstanding the prior exercise of its option under Section 8.4.

          SECTION 8.4. Covenant Defeasance. Upon the Company's exercise of the option provided in Section 8.2 applicable to this Section 8.4 on the date the conditions set forth in Section 8.5 are satisfied, (i) the Company shall be released from its obligations under Articles 4 and 5 hereof except Sections 4.1 and 4.2 and (ii) the occurrence of an event specified in Section 6.1 with respect to any of the provisions of Articles 4 or 5 hereof shall not be deemed to be an Event of Default on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance").

          SECTION 8.5. Conditions to Legal Defeasance and Covenant Defeasance. The following shall be the conditions to application of Section 8.3 or Section
8.4 to the then outstanding Notes:

          (i) the Company must have irrevocably deposited with the Trustee, in trust, for the benefit of the Holders of the Notes, Cash in immediately available funds sufficient (excluding interest income), in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on, with respect to the Notes on the Stated Maturity Date of the Notes or on the Redemption Date, as the case may be, of such principal of, premium, if any, and interest on the Notes; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, which opinion will state that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling to such effect, or (B) since the Effective Date there has been a change in the applicable Federal income tax laws or regulations to such effect; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such Covenant Defeasance had not occurred; (iv) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a default under any material agreement or instrument to which the Company is a party or by which it is bound; (v) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day (or such other applicable date) following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vi) the Company shall have delivered to the Trustee a CP Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (vii) the Company shall have delivered to the Trustee a CP

Certificate and an Opinion of Counsel, each stating that all conditions precedent to such Legal Defeasance or Covenant Defeasance have been satisfied.

          After such irrevocable deposit made pursuant to this Section 8.5 and satisfaction of the other applicable conditions set forth in this Section 8.5, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

          The Trustee shall hold in trust Cash deposited with it pursuant to this Section 8.5. It shall apply the deposited money through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Notes.

          SECTION 8.6. Reinstatement. If the Trustee or Paying Agent is unable to apply any money in accordance with Section 8.3 or Section 8.4 by reason of any legal proceeding or of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with this Article 8; provided, however, that if the Company makes any payment of principal, premium, if any, or interest on the Notes following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of the Notes to receive such payment from the money held by the Trustee or Paying Agent.

          SECTION 8.7. Repayment to the Company. Subject to Section 7.7, the Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money (including money which becomes excess by reason of conversions of Notes) held by them at any time. The Trustee and the Paying Agent shall return to the Company upon written request any money held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Trustee or such Paying Agent, before being required to make such return, may, in the name and at the expense of the Company, cause to be published once in The Wall Street Journal or a comparable daily newspaper of national circulation or mail to each such Holder notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed money then remaining will be returned to the Company. After the unclaimed money is returned to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          SECTION 8.8. Survival of Holders' Conversion Rights and Company's Obligation to Provide Reports. Notwithstanding anything to the contrary in this
Article 8, the right of Holders to convert any Notes held by them into Class A Interests of the Company pursuant to Article 11 shall not be impaired or terminated by reason of any Legal Defeasance or Covenant Defeasance but shall continue in existence until the Stated Maturity Date of the Notes or the Notes are redeemed or repurchased pursuant to Article 3.

Notwithstanding anything to the contrary in this Article 8, the Company's obligation to provide all reports under Section 4.2 shall continue after any Legal Defeasance or Covenant Defeasance until the Stated Maturity Date of the Notes or the Notes are redeemed pursuant to Article 3.


                                   ARTICLE 9.
                                   AMENDMENTS

          SECTION 9.1. Without Consent of Holders. From time to time, the Company and the Trustee, without notice to or the consent of the Holders of the Notes, may amend or supplement this Indenture or the Notes as follows:

          (1) to comply with Article 5 hereof;

          (2) to cure any ambiguity or to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein; provided that no such amendment or supplement shall adversely affect the interests of the Noteholders in any respect; or

          (3) to make provision with respect to the conversion rights of Holders pursuant to the requirements of Section 11.4(c).

          SECTION 9.2. With Consent of Holders. With the written consent of the Holders of at least 66 2/3% of the then outstanding principal amount of the Notes (excluding any Note then held by the Company or an Affiliate of the Company), the Company and the Trustee may amend or supplement this Indenture or the Notes or may waive any existing Default or future compliance by the Company with any provisions of this Indenture or the Notes (other than a continuing Default or Event of Default in the payment of principal, premium, if any, or interest on the Notes). However, without the consent of each Noteholder affected, a waiver or an amendment to this Indenture or the Notes may not (with respect to any portion held by a non-consenting Holder of the Notes):

          (1) reduce the percentage of principal amount of the Notes whose Holders must consent to an amendment or waiver or to the rescission of an acceleration of the Notes or increase the percentage of principal amount of the Notes whose Holders must consent to any acceleration of the Notes; or

          (2) make any change to the Stated Maturity Date or the time, currency or amount of payment of the principal of, premium, if any, or any interest on, the Notes or alter any of the redemption provisions or other provisions with respect thereto; or

          (3) waive a default in the payment of the principal of, premium, if any, or interest on, the Notes, or in respect of conversion of a Note or in connection with the making or consummation of a Special Offer; or

          (4) make any change to this Section 9.2;

          (5) make any change to the provisions of this Indenture which adversely affects the conversion right set forth in Article 11 hereof; or

          (6) make any change to any definition which would have the effect of making a change in items (1) through (5) above.

          It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment or supplement, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment or waiver under this Section 9.2 becomes effective, the Company promptly shall mail or cause to be mailed to each Holder a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or waiver.

          SECTION 9.3. Supplemental Indentures. Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture executed pursuant to this Article 9 which shall comply with the TIA.

          SECTION 9.4. Revocation and Effect of Consents, Waivers and Actions. Until an amendment, supplement, waiver or other action by Holders becomes effective a consent to it or any other action by a Holder of the Notes hereunder is a continuing consent by the Holder and every subsequent Holder of the Notes or portion of the Notes that evidences the same obligation as the consenting Holder's Notes or portion thereof, even if notation of the consent, waiver or action is not made on the Notes. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Notes or portion of the Notes if the Trustee receives notice of revocation before the consent of the requisite then outstanding principal amount of the Notes has been obtained and becomes effective. After an amendment, supplement, waiver or action becomes effective, it shall bind every Noteholder, except as provided in Section 9.2 hereof.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the first two sentences of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), subject to
Section 9.7 and excluding Affiliates of the Company, and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 30 days after such record date, unless consents from holders of the then outstanding principal amount of the Notes required hereunder for such amendment, supplement or waiver to be effective shall have also been given and not revoked within such 30-day period.

          SECTION 9.5. Notation on or Exchange of the Notes. Notes authenticated and made available for delivery after the execution of any supplemental indenture pursuant to this Article 9 may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the reasonable judgment of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and made available for delivery by the Trustee in exchange for the outstanding Notes.

          SECTION 9.6. Trustee to Sign Supplemental Indentures. Upon the request of the Company, the Trustee shall join with the Company in the execution of any amendment or supplemental indenture authorized or permitted by the terms of this Indenture but the Trustee shall not be obligated to execute any such amendment or supplemental indenture which adversely affects its own rights, duties, liabilities or immunities under this Indenture or otherwise. In signing such amendment or supplemental indenture the Trustee shall be entitled to receive, and shall be fully protected in relying upon, a CP Certificate and Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture.

          SECTION 9.7. Effect of Amendments and Supplemental Indentures. Upon the execution of any amendment or supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such amendment or supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of the Notes theretofore or thereafter authenticated and made available for delivery hereunder shall be bound thereby.


                                   ARTICLE 10.
                                  MISCELLANEOUS

          SECTION 10.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of subsection (c) of Section 318 of the TIA, the imposed duties shall control. The provisions of Sections 310 to 317, inclusive, of the TIA that impose duties on any Person (including provisions automatically deemed included in an indenture unless the indenture provides that such provisions are excluded) are a part of and govern this Indenture, except as, and to the extent, expressly excluded from this Indenture, as permitted by the TIA.

          SECTION 10.2. Notices. Any notice, request or communication shall be in writing and delivered (i) in Person or mailed by first-class mail, postage prepaid, or (ii), in the case of notices to the Company, by telecopy (with the original delivered by mail immediately thereafter) addressed as follows:

                  if to the Company:



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                  WORLD FINANCIAL PROPERTIES, L.P.
                  c/o World Financial Properties, Inc.
                  One Liberty Plaza
                  New York, New York  1______
                  Telephone:  _______________
                  Telecopy:  ________________
                  Attention:  ______________________

                  if to the Trustee:

         The Bank of New York
         101 Barclay Street
         New York, New York  10286
         Attention:  Corporate Trust Department Administration

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication given to a Noteholder shall be mailed to the Noteholder at the Noteholder's address as it appears on the Register and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

          If the Company mails a notice or communication to the Noteholders, it shall simultaneously mail a copy to the Trustee and each Registrar and Paying Agent.

          SECTION 10.3. Communication by Noteholder with Other Noteholders. Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar, the Paying Agent and anyone else shall have the protection of TIA Section 312(c).

          SECTION 10.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) a CP Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 10.5. Statements Required in Certificate or Opinion. Each CP Certificate and Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that each Person making such CP Certificate or Opinion of Counsel has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such CP Certificate or Opinion of Counsel are based;

          (3) a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement that, in the opinion of such Person, such covenant or condition has been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on a CP Certificate or certificates of public officials.

          SECTION 10.6. Severability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 10.7. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or at a meeting of Noteholders. The Registrar and Paying Agent may make reasonable rules for their functions.

          SECTION 10.8. Legal Holidays. A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice but excluding any record date) is a Legal Holiday, the action shall be taken on the next succeeding Business Day, and, if the action to be taken on such date is a payment in respect of the Notes, no principal, premium, if any, or interest installment shall accrue for the intervening period; provided, however, that if such payment is in respect of principal then interest shall continue to accrue thereon until the date such payment is actually made.

          SECTION 10.9. Governing Law; Submission to Jurisdiction. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO INSTRUMENTS MADE AND PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. The Company hereby irrevocably submits to the jurisdiction of any New York State or United States Federal court sitting in New York City over any action or proceeding arising out of or relating to this Indenture or the Notes and the Company hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Company further waives any objection to venue in such State on the basis of forum non conveniens. The Company agrees that any action or proceeding brought against the Trustee or any Noteholder shall be brought only in a New York State or United States Federal court sitting in New York City.

          Nothing in this Section 10.9 shall affect the right of the Trustee or any Noteholder to serve legal process in any other manner permitted by law or affect the right of the Trustee or any Noteholder to bring any action or proceeding against the Company or its property in the courts of any other jurisdictions.

          To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under the Indenture and the Notes.

          SECTION 10.10. Indenture Controls. Notwithstanding anything to the contrary contained in the Plan or the Order of the Bankruptcy Court confirming the Plan, if there is any conflict or inconsistency between the terms and provisions of the Plan or such Order and this Indenture, the terms and provisions of this Indenture shall control as among the Company, the Noteholders and the Trustee.

          SECTION 10.11. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successor and assigns.

          SECTION 10.12. Multiple Originals; Counterparts. The parties may sign any number of copies of this Indenture in counterparts. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.


                                   ARTICLE 11.
                               CONVERSION OF NOTES

          SECTION 11.1. Conversion Privilege and Conversion Price. Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Note or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, plus accrued and unpaid interest thereon through the relevant date of conversion into Class A Interests (calculated to the nearest 1/10,000th of a Class A Interest, with 5/100,000ths of a Class A Interest being considered as nearer to the next highest 1/10,000th of a Class A Interest) at the Conversion Price (as hereinafter defined), determined as hereinafter provided, in effect at the time of conversion. In case a Note or portion thereof is called for redemption pursuant to Section 3.1, such conversion right in respect of the Note or portion so called shall expire at the close of business on the Redemption Date, unless the Company defaults in making the payment due upon such redemption.

          The price at which Class A Interests shall be delivered upon conversion (the "Conversion Price") shall initially be $______ per Class A Interest, and shall be adjusted from time to time as provided herein, including, without limitation, pursuant to Section 11.4.

          SECTION 11.2. Exercise of Conversion Privilege. In order to exercise the conversion privilege, the Holder of any Notes to be converted shall surrender such Notes, accompanied by written notice, to the Conversion Agent at the office of the Conversion Agent or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. Notes surrendered for conversion during the period from the close of business on any regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (unless such Notes have been called for redemption on a Redemption Date within such period) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of Notes being surrendered or delivered for conversion, as the case may be. Except as provided in the immediately preceding sentence or in Section 11.1, no other adjustment shall be made for accrued interest on a converted Note.

          Within the Business Day on which any Notes and executed Conversion Notice are received by the Conversion Agent, the Conversion Agent shall:

                  (i) notify the Company by facsimile transmission and send by facsimile transmission a copy of such facsimile (unless the Conversion Agent with which the Note is deposited is itself the Trustee) to the Trustee, of the following: (a) the principal amounts of all Notes deposited on the same occasion by the same Holder which are to be converted, the number of Class A Interests deliverable upon conversion and the name and address of such Holder as it appears in the Register and (b) the date such Notes and the related executed Conversion Notice were received by it (the "Conversion Date") and the Conversion Price in respect of such conversion;

                  (ii) cancel all Notes delivered with such Conversion Notice and (unless the relevant Conversion Agent is also the Trustee) dispatch such cancelled Notes promptly to or to the order of the Trustee together with a certificate stating the serial numbers (if applicable) of the Notes so delivered; and

                  (iii) dispatch as soon as practicable and in any event within three days after satisfaction by the Holder of all conditions precedent to conversion to the Company, the Conversion Notice and, to the Trustee (unless the relevant Conversion Agent is also the Trustee), a copy thereof.

          Notes shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Notes to the Conversion Agent for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Notes as Holders shall cease, and the person or persons entitled to receive the Class A Interests, issuable upon conversion shall be treated for all purposes as the record holder or holders of such Class A Interests at such time. As promptly as practicable on or after the Conversion Date, but in no event more than three Business Days after the Conversion Date, the Company shall issue and shall deliver at the office of the Conversion Agent a certificate or certificates for the number of Class A Interests (including fractional Interests) issuable upon conversion; provided, however, that if the Company reasonably determines in good faith that applicable law requires the Company to withhold any taxes otherwise payable by a Holder in connection with the exercise of the conversion privilege, the Company shall give prompt written notice of such determination to such Holder and such Holder shall be obligated to fund such tax withholding.* In the event that such Holder does not fund such tax withholding within fifteen (15) Business Days of receipt of a written demand for such funding by the Company, the amount of such tax withholding shall be deemed to be a Withholding Advance (as such term is defined in the Partnership Agreement as in effect on the date hereof) and the Company shall have all of the rights and remedies in respect of such Withholding Advance as are provided in
Section 7.12(b) of the Partnership Agreement as in effect on the date hereof. Upon request by a Holder in advance of any conversion, the Company shall notify such Holder, within a reasonable period of time, of its determination to withhold any taxes in connection with any conversion by such Holder.

          In the case of any Note which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Note or Notes of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Note in the case of certificated Notes.

          SECTION 11.3. Intentionally Deleted.

          SECTION 11.4. Adjustment of Conversion Price. The Conversion Price and the kind of Equity Interests issuable upon Conversion of Notes shall be subject to adjustment as set forth below in this Section 11.4. The Company shall give Holders notice of any event described below which requires an adjustment pursuant to this Section 11.4 in accordance with the provisions of Section 11.5.

                  (a) Distributions, Subdivisions and Combinations. If at any time the Company shall (i) fix a record date for the purpose of determining the holders of Class A Interests entitled to receive a distribution of Partnership Interests; (ii) subdivide its outstanding Partnership Interests into a larger number of Partnership Interests;
         (iii) combine its outstanding Partnership Interests into a smaller number of Partnership Interests; or (iv) issue any other Equity Interests by reclassification of the Partnership Interests (other than pursuant to Section 11.4(c) below); then the Conversion Price shall be proportionately decreased in the case of such a distribution of Partnership Interests or such a subdivision, or proportionately increased in the case of such a combination, or the kind of Equity Interests of the Company which may be purchased shall be adjusted in the case of such a reclassification of the Partnership Interests, each on the record date for such distribution or effective date of such

--------
* [Cahill to suggest language for form of Conversion Notice to the extent necessary to provide for admission of the converting Holder as a Limited Partner and for agreement of converting Holder to be bound by Partnership Agreement as a Limited Partner.]

         subdivision, combination or reclassification, as the case may be, such that each Holder shall be entitled to receive, upon conversion of the Notes held by such Holder, the aggregate number and kind of Partnership Interests which, if such Notes had been fully converted immediately prior to such date, it would have owned upon such conversion and been entitled to receive by virtue of such distribution, subdivision, combination or reclassification.

                  (b) Certain Other Distributions. If at any time the Company shall fix a record date for the purpose of determining the holders of Class A Interests entitled to receive any distribution (including any such distribution made in connection with a consolidation or merger, but excluding any distribution referred to in Section 11.4(a)) of:

                           (i) any evidences of indebtedness, any Equity
                  Interests of the Company (including Convertible Securities but excluding Partnership Interests) or any other securities or property of any nature whatsoever (including cash but excluding normal cash distributions permitted under applicable law so long as in each case such cash is payable solely out of earnings or undistributed income of the Company); or

                         (ii) any warrants or other rights to subscribe for or
                  purchase any evidences of its indebtedness, any Equity Interests of the Company (including Convertible Securities) or any other of its securities or its property of any nature whatsoever;

         then the Conversion Price shall be adjusted to equal the Conversion Price in effect prior to such distribution multiplied by a fraction,
         (x) the numerator of which shall be (A) the Current Market Price of one Class A Interest on such record date minus (B) the amount allocable to one Class A Interest of the fair value of any and all such evidences of indebtedness, Equity Interests, other securities or property or warrants or other subscription or purchase rights so distributable (as determined in good faith by the Controlling Partner(s) and supported by an opinion from an investment banking firm of nationally recognized standing), and (y) the denominator of which shall be such Current Market Price of one Class A Interest. Such adjustments shall be made whenever such a record date is fixed. A reclassification of Class A Interests into Partnership Interests and other Equity Interests of the Company shall be deemed a distribution by the Company to the holders of Class A Interests of such other Equity Interests within the meaning of this Section 11.4(b) and, if the outstanding Class A Interests shall be changed into a larger or smaller number of Partnership Interests as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding Class A Interests within the meaning of Section 11.4(a).

                  (c) Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. (i) In case the Company after the date hereof (w) shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger, or
         (x) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Class A Interests shall be changed into or exchanged for Equity Interests or other securities of the Company or any other Person or cash or any other property, or (y) shall transfer all or substantially all of its properties or assets to any other Person, or (z) shall effect a capital reorganization or reclassification of the Class A Interests (other than a capital reorganization or reclassification for which adjustment in the Conversion Price is provided in Section 11.4(a) or Section 11.4(b)), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided herein, each Holder shall be entitled upon the conversion of Notes at any time after the consummation of such transaction, to the extent such Notes are not converted prior to such transaction, to receive at the Conversion Price in effect at the time immediately prior to the consummation of such transaction in lieu of the Class A Interests issuable upon such conversion prior to such transaction the Equity Interests and other securities, cash and property to which such Holder would have been entitled upon the consummation of such transaction if such Holder had converted such Notes immediately prior thereto, subject to adjustments (subsequent to such action) as nearly equivalent as possible to the adjustments provided for in this Section 11.4.

                  (ii) Notwithstanding anything contained herein to the contrary, the Company will not effect any of the transactions described in clauses (w) through (z) of Section 11.4(c)(i) unless, prior to the consummation thereof, the surviving Person (if other than the Company) in any merger or consolidation described in such clauses, each Person which acquires the Company's assets in any transaction described in clause (y) above, and each Person (other than the Company) which may be required to deliver any Equity Interests, securities, cash or property upon the conversion of the Notes as provided herein, shall assume, by written instrument delivered to, and reasonably satisfactory to, the Trustee, the obligations of the Company hereunder to deliver to Holders such Equity Interests, securities, cash or property as such Holders shall be entitled to receive upon conversion of the Notes (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company hereunder), and such Person shall have similarly delivered to the Trustee, an Opinion of Counsel stating that this Indenture shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this Section 11.4) shall be applicable to the Equity Interests, securities, cash or property which such Person may be required to deliver upon any conversion of Notes pursuant hereto.

                  (d) Issuance of Partnership Interests, Warrants or other Rights. If at any time the Company shall issue or sell to any Person any Additional Partnership Interests or warrants or other similar rights to subscribe for or purchase any Additional Partnership Interests or Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable (but excluding any distributions for which an adjustment is to be made pursuant to Sections 11.4(a) or 11.4(b) above), and the price per Additional Partnership Interest or for which such

         Additional Partnership Interests are issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such Convertible Securities shall be less than the Current Market Price per Partnership Interest then in effect, or without consideration, then the Conversion Price upon each such issuance shall be adjusted to the lesser of (x) the Conversion Price that would be in effect in the absence of the adjustment provided for in this Section 11.4(d) and (y) that price, which shall be determined by multiplying the Conversion Price by a fraction:

                                    (1) the numerator of which shall be the
                           number of Partnership Interests outstanding immediately prior to the issuance of such Additional Partnership Interests plus the number of Partnership Interests which the aggregate consideration for the total number of such Additional Partnership Interests so issued would purchase at the Current Market Price therefor then in effect, and

                                    (2) the denominator of which shall be the
                           number of Partnership Interests outstanding immediately after the issuance of such Additional Partnership Interests.

              In the case of the issuance or sale of warrants or other rights or Convertible Securities, any adjustment under this Section 11.4(d) shall be made on the basis that (i) the maximum number of Additional Partnership Interests issuable pursuant to all such warrants or other similar rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding, (ii) the price per Additional Partnership Interest shall be deemed to be the lowest possible price per Partnership Interest in any range of prices per Partnership Interest at which such Additional Partnership Interests are available to such holders, and (iii) the Company shall be deemed to have received all of the consideration payable therefor, if any, as of the date of the actual issuance of such warrants or other similar rights. No further adjustments of the Conversion Price shall be made upon the actual issue of such Partnership Interests upon exercise of such warrants or other similar rights or upon the actual issue of such Partnership Interests upon such conversion or exchange of such Convertible Securities. For the purposes of this Section 11.4(d), the date as of which the Current Market Price of Partnership Interests shall be computed shall be the earliest of (x) the date on which the Company shall enter into a firm contract for the issuance of such warrants or other similar rights or (y) the date of actual issuance of such warrants or other similar rights. Such adjustments shall be made upon the date of the issuance or sale of such warrants or other similar rights.

                  (e) Issuance of Convertible Securities. If at any time the Company shall issue or sell to any Person any Convertible Securities (other than securities distributed in a transaction described in Sections 11.4(a), 11.4(b) or 11.4(d) above), whether or not the rights to exchange or convert thereunder are immediately exercisable, the price per Partnership Interest for which Partnership Interests are issuable upon such conversion or exchange shall be less than the Current Market Price per Partnership Interest then in effect on the date of such issuance or sale or if, after any such issuance or sale, the price per Partnership Interest for which Additional Partnership Interests may be issuable thereafter is amended, and such price as so amended shall be less than the Current Market Price in effect at the time of such amendment, then the Conversion Price upon each such issuance or amendment shall be adjusted (if such adjustment would result in a lower Conversion Price than would be in effect in the absence of the adjustment provided for in this Section 11.4(e)) as provided in Section 11.4(d) above on the basis that (i) the maximum number of Additional Partnership Interests necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding, (ii) the price per Additional Partnership Interest shall be deemed to be the lowest possible price in any range of prices at which such Additional Partnership Interests are available to such holders, and (iii) the Company shall be deemed to have received all of the consideration payable therefor, if any, as of the date of actual issuance of such Convertible Securities. No adjustment of the Conversion Price shall be made under this Section 11.4(e) upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 11.4(d). No further adjustments of the Conversion Price shall be made upon the actual issue of such Partnership Interests upon conversion or exchange of such Convertible Securities and, if any issue or sale of such Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this Section 11.4, no further adjustments of the Conversion Price shall be made by reason of such issue or sale. For the purposes of this Section 11.4(e), the date as of which the Current Market Price of Partnership Interests shall be computed shall be the earlier of (x) the date on which the Company shall enter into a firm contract for the issuance of such Convertible Securities or (y) the date of actual issuance of such Convertible Securities. Such adjustments shall be made upon each issuance or amendment of Convertible Securities and shall become effective immediately after such issuance or amendment.

          (f) Superseding Adjustment. If, at any time after any adjustment to the Conversion Price shall have been made pursuant to Section 11.4(d) or 11.4(e) above as the result of any issuance of warrants, rights or Convertible Securities, and either

                           (i) such warrants or rights, or the right of
                  conversion or exchange of any other Convertible Securities, shall expire, and all or a portion of such warrants or rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised; or

                           (ii) the consideration per Partnership Interest for
                  which Partnership Interests are issuable pursuant to such warrants or rights, or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per Partnership Interest upon the occurrence of a specified date or event;

                  then such previous adjustment shall be rescinded and annulled and the Additional Partnership Interests which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a re-computation shall be made of the effect of such rights or options or other Convertible Securities on the Conversion Price on the basis of

                           (iii) treating the number of Additional Partnership
                  Interests or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor (including all amounts received in respect of the issuance or continuance of the validity of such warrants or rights or any such right of conversion or exchange); and

                           (iv) treating any such warrants or rights or any such
                  other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per Partnership Interest for which Partnership Interests are issuable under such warrants or rights or other Convertible Securities.

          (g) When Adjustments To Be Made. No adjustment in the Conversion Price shall be required by this Section 11.4 if such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of less than 1% in such price. Any adjustment representing a change of less than such minimum amount which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section
11.4 and not previously made, would result in a minimum adjustment. Notwithstanding the foregoing, any adjustment carried forward shall be made no later than ten Business Days prior to the earlier of the Stated Maturity Date and any Redemption Date. All calculations under this Section 11.4(g) shall be made to the nearest cent. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

          (h) When Adjustments Not Required. If the Company shall fix a record date for the purpose of determining the holders of Class A Interests entitled to receive a distribution and shall, thereafter and before the distribution to such holders thereof, legally abandon its plan to pay or deliver such distribution, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

          (i) Other Action Affecting Class A Interests. In case after the date hereof the Company shall take any action affecting Class A Interests other than an action described in this Section 11.4, and the failure to make any adjustment would not fairly protect the conversion rights contemplated hereby in accordance with the essential intent and principle of this Section 11.4, then the Conversion Price shall be adjusted in such manner and at such time as shall be equitable in the circumstances.

          SECTION 11.5. Notice of Adjustments of Conversion Price. Whenever the Conversion Price is adjusted as herein provided:

                  (a) the Company shall compute the adjusted Conversion Price in accordance with Section 11.4 and shall prepare a CP Certificate setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for the purpose of conversion of Notes; and

                  (b) such CP Certificate and a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall, as soon as practicable, be mailed by the Company to all Holders at their last addresses as they appear in the Register.

          SECTION 11.6. Notice of Certain Partnership Action. In case:

               (a) the Company shall declare any distribution on its Class A Interests (including cash but excluding normal cash distributions (other than the first cash distribution paid by the Company) permitted under applicable law so long as in each case such cash is payable solely out of earnings or undistributed income of the Company); or

               (b) the Company shall authorize the granting to holders of its Class A Interests of rights to subscribe for or to purchase any Equity Interests; or

               (c) of any reclassification of the Class A Interests of the Company, or of any consolidation or merger to which the Company is a party, or the sale or transfer of all or substantially all of the assets of the Company; or

               (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed with the Trustee and at each office or agency maintained for the purpose of conversion of Notes, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the Register, at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such distribution or rights or, if a record is not to be taken, the date as of which the holders of Partnership Interests of record to be entitled to such distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Class A Interests of record shall be entitled to exchange their Class A Interests for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

Failure to give the notice requested by this Section or any defect therein shall not affect the legality or validity of any distribution, right, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, or the vote upon any such action.

          SECTION 11.7. Issuance of Class A Interests. The Company covenants that all Class A Interests which may be issued upon conversion of Notes will upon issue be duly and validly issued and fully paid and nonassessable and, except as provided in Section 11.8, the Company will pay all taxes, liens and charges with respect to the issue thereof.

          SECTION 11.8. Taxes on Conversions. The Company will pay any and all taxes (other than withholding taxes referred to in the penultimate paragraph of Section 11.2 and taxes based on the income of the Holder of the Note or Notes being converted or of the Person in whose name the Class A Interests issued and delivered on such conversion are issued) that may be payable in respect of the issue or delivery of Class A Interests on conversion of Notes pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Class A Interests in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

          SECTION 11.9. Responsibility of Trustee. Neither the Trustee, subject to the provisions of Section 7.1, nor any Conversion Agent shall at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any Conversion Agent makes any representation or shall be accountable with respect to the validity or value (or the kind or amount) of any Class A Interests, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Note. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any Class A Interests or stock certificates or other securities or property upon the surrender of any Note for the purpose of conversion; and neither the Trustee, subject to the provisions of Section 7.1, nor any Conversion Agent shall be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article.


                                   ARTICLE 12.
                         REPRESENTATIONS AND WARRANTIES

          The Company hereby makes the following representations and warranties for the benefit of the Trustee and the Holders in connection with the issuance of the Notes hereunder. The following representations and warranties shall be true as of the Effective Date.

          SECTION 12.1. Corporate/Partnership Status. Each of the Company, each Significant Subsidiary of the Company and each Controlling Partner (a) is a duly organized and validly existing corporation (in the case of the Controlling Partners and Significant Subsidiaries of the Company that are corporations) or partnership (in the case of the Company and Significant Subsidiaries of the Company that are partnerships) in good standing under the laws of the jurisdiction of its incorporation or formation, (b) has all requisite corporate or partnership power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged or presently proposes to engage and (c) is duly qualified and authorized to do business and is in good standing as a foreign corporation or foreign partnership, as the case may be, in every jurisdiction where the failure to be so qualified would result in a Material Adverse Effect.

          SECTION 12.2. Corporate/Partnership Power and Authority. Each of the Company and each Controlling Partner has all requisite corporate or partnership power and authority, as the case may be, to execute, deliver and carry out the terms and provisions of the Indenture and the Notes issued thereunder to which it is a party and has taken all necessary corporate or partnership action, as the case may be, to authorize the execution, delivery and performance by it of the Indenture and the execution and the authentication by the Trustee of the Notes. A Controlling Partner has duly executed and delivered the Indenture and the Notes on behalf of the Company, and each of the Indenture and the Notes constitutes the Company's legal, valid and binding obligation, enforceable in accordance with its terms, except as enforceability may be limited by applicable insolvency, bankruptcy or similar laws affecting creditors' rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

          SECTION 12.3. No Violation. Neither the execution, delivery or performance by the Company or any Controlling Partner of the Indenture and the Notes, nor the compliance by any such Person with the terms and provisions hereof and thereof, (a) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, other than any of the foregoing which would not result in a Material Adverse Effect, or (b) will conflict with or result in any breach of, or constitute a default under or result in breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Company (or of any Controlling Partner or any Subsidiary of the Company) pursuant to the terms of, any indenture, mortgage, loan agreement, note, lease or other agreement, document or instrument to which the Company, any Controlling Partner or any Subsidiary of the Company is a party or by which any of them may be bound or to which any of their respective properties may be subject, other than any of the foregoing which would not result in a Material Adverse Effect, or (c) will, with respect to the Company or any Controlling Partner or any Subsidiary of the Company that is a partnership, violate any provisions of the partnership agreement of such Person (or the partnership agreement of any partnership of which such Person is a partner), or (d) will, with respect to any Controlling Partner or any Significant Subsidiary of the Company that is a corporation, violate any provision of its Certificate of Incorporation or By-Laws.

          SECTION 12.4. Class A Interests Issuable upon Conversion of Notes. The Company has authorized the creation, and no payments are required to be made to the Company in connection with the issuance, of Class A Interests upon conversion of Notes.

          SECTION 12.5. Governmental Approvals. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with
(i) the execution, delivery and performance of the Indenture or the issuance of the Notes or (ii) the legality, validity, binding effect or enforceability of the Indenture or the Notes, except for those listed on Schedule II, each of which has been duly obtained or completed.

          SECTION 12.6. Investment Company Act; Public Utility Holding Company Act. None of the Company, any Controlling Partner or any Subsidiary of the Company is (x) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, (y) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (z) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

          SECTION 12.7. Corporate/Partnership Structure; Capitalization.
Schedule III hereto sets forth, as of immediately following the effectiveness of the transactions to be consummated on the Effective Date pursuant to the Plan, a complete list of (a) all Affiliates of the Company or any Subsidiary of the Company that are known to the Company to have any record or beneficial interest in any of the Notes, (b) all Subsidiaries of the Company, (c) each holder of an Equity Interest in the Company or in any Subsidiary of the Company and the interest so held, (d) all Indebtedness secured by any Core Property and all guarantees of such Indebtedness; and (e) all Subsidiary Owners with respect to each Core Property, all persons having any Equity Interest in each Subsidiary Owner with respect to each Core Property and, in each case, the amount of such Equity Interest. A true and correct copy of the Partnership Agreement (as in effect on the date hereof) has been delivered to the Trustee.

          SECTION 12.8. No Default. None of the Company, any Controlling Partner or any Subsidiary of the Company is in default in any material respect beyond any applicable grace period under or with respect to any material agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound in any respect, the existence of which default would result in a Material Adverse Effect.

          SECTION 12.9. Licenses, etc. The Company, the Controlling Partners and the Subsidiaries of the Company have obtained and hold in full force and effect, all material franchises, licenses, permits, certificates, authorizations, qualifications, accreditation, easements, rights of way and other rights, consents and approvals which are necessary for the operation of the Core Properties and their respective businesses as presently conducted.

          SECTION 12.10. Compliance with Law. The Company, the Controlling Partners and the Subsidiaries of the Company are in compliance with all laws, rules, regulations, orders, judgments, writs and decrees, noncompliance with which would result in a Material Adverse Effect.

          SECTION 12.11. Capital Infusion. The Company has received from the Co-Proponents or their Affiliates on the Effective Date an aggregate capital contribution of $75 million in Cash.

                                   SIGNATURES

          IN WITNESS WHEREOF, the undersigned , being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                                    WORLD FINANCIAL CENTER
                                    PROPERTIES, L.P.


                                    By:  World Financial Properties, Inc.
                                           its Managing General Partner

                                           By:
                                           Name:
                                           Title:



                                    THE BANK OF NEW YORK, as Trustee



                                    By:
                                    Name:
                                    Title: